                                   Exhibit 2.1












                      AGREEMENT AND PLAN OF REORGANIZATION


                                  by and among


                           CIB MARINE BANCSHARES, INC.
                            a Wisconsin corporation,


                                       and


                         CITRUS FINANCIAL SERVICES, INC.
                             a Florida corporation,

                                       and


                               CITRUS BANK, N.A.,
                                 a National Bank


                            Dated as of March 6, 2001

AGREEMENT AND PLAN OF REORGANIZATION

                                TABLE OF CONTENTS

ARTICLE I

     THE MERGER

          1.1       The Merger..............................................  1
          1.2       Closing Date............................................  1
          1.3       Actions at Closing......................................  2
          1.4       Effective Date..........................................  2
          1.5       Conversion of Shares....................................  2
          1.6       Per Share Book Value Calculation........................  3
          1.7       Exchange of Shares......................................  4
          1.8       Dissenter's Rights......................................  4


ARTICLE II

     STATEMENTS OF ESSENTIAL FACTS CONCERNING CFSI

          2.1       Organization, Good Standing and Authority...............  5
          2.2       Capitalization of CFSI..................................  5
          2.3       Financial Statements and Other Reports..................  6
          2.4       CFSI and Bank Reports...................................  7
          2.5       SEC Reports.............................................  7
          2.6       Insurance...............................................  8
          2.7       Litigation and Compliance with Laws.....................  8
          2.8       Conflict of Interest Transactions.......................  8
          2.9       Oral Commitments........................................  9
          2.10      Taxes...................................................  9
          2.11      Environmental Suits and Proceedings.....................  9
          2.12      Authorization of Transactions...........................  10
          2.13      Broker's and Finder's Fees..............................  11
          2.14      Employee Compensation and Benefit Plans.................  11
          2.15      Undisclosed Liabilities ................................  12
          2.16      No Adverse Changes......................................  12
          2.17      Conduct of Business in Normal Course....................  12
          2.18      Investment Securities...................................  12
          2.19      Properties and Assets...................................  12
          2.20      Other Property Interests................................  13
          2.21      Loan Portfolio .........................................  13
          2.22      Significant Contracts...................................  13
          2.23      No Defaults.............................................  14
          2.24      No Fiduciary Powers.....................................  14
          2.25      Corporate Governance Documents..........................  14
          2.26      Change in Business Relationships........................  14
          2.27      CFSI  Officers..........................................  15
          2.28      Patents, Trademarks and Copyrights......................  15
          2.29      No Exercise.............................................  15
          2.30      No Omissions............................................  15


ARTICLE III

     STATEMENTS OF ESSENTIAL FACTS CONCERNING CIBM

          3.1       Organization, Good Standing and Authority...............  15
          3.2       Capitalization of CIBM..................................  16
          3.3       Financial Statements and Other Reports..................  16

AGREEMENT AND PLAN OF REORGANIZATION

          3.4       CIBM and CIBM Bank Reports..............................  16
          3.5       SEC Reports.............................................  17
          3.6       Insurance...............................................  17
          3.7       Litigation and Compliance with Laws ....................  17
          3.8       Conflict of Interest Transactions.......................  18
          3.9       Oral Commitments........................................  18
          3.10      Taxes...................................................  18
          3.11      Environmental Suits and Proceedings.....................  19
          3.12      Authorization of Transactions...........................  19
          3.13      Broker's and Finder's Fees..............................  20
          3.14      Employee Compensation and Benefit Plans.................  20
          3.15      Undisclosed Liabilities.................................  21
          3.16      No Adverse Changes......................................  21
          3.17      Conduct of Business in Normal Course....................  21
          3.18      Investment Securities...................................  21
          3.19      Properties and Assets...................................  21
          3.20      No Defaults.............................................  21
          3.21      No Omissions............................................  22


ARTICLE IV

     ADDITIONAL AGREEMENTS

          4.1       Conduct of Business of the CFSI Entities................  22
          4.2       Conduct of Business of CIBM.............................  24
          4.3       Access to Information...................................  24
          4.4       CFSI Shareholders' Meeting..............................  24
          4.5       Registration Statement..................................  25
          4.6       Information to be Included in Proxy Statement and
                       Registration.........................................  25
          4.7       Affiliate Letters.......................................  25
          4.8       Reasonable Efforts......................................  25
          4.9       Regulatory Approvals....................................  26
          4.10      Business Relations and Publicity........................  26
          4.11      Loan Review and Allowance for Loan Loss ................  26
          4.12      CIBMAC Shareholder Approval.............................  26
          4.13      No Conduct Inconsistent with this Agreement.............  26
          4.14      Confidential Information................................  26
          4.15      Maintenance of Capital Levels...........................  27
          4.16      No Control of CFSI by CIBM..............................  27
          4.17      Employees...............................................  27
          4.18      Termination of CFSI 401(k) Plan.........................  27
          4.19      Directors' and Officers Liability Insurance.............  27
          4.20      Boards of Directors of the CFSI Entities................  28
          4.21      Accruals................................................  28
          4.22      Untrue Representations and Warranties...................  28
          4.23      Shareholder List........................................  28
          4.24      Shareholder Voting Agreement............................  28
          4.25      CIBM Common Stock Issuance..............................  28
          4.26      Dividends ..............................................  28
          4.27      Employees...............................................  28


ARTICLE V

     CONDITIONS PRECEDENT

          5.1       Conditions Precedent to Obligations of CIBM.............  29
          5.2       Conditions Precedent to Obligations of CFSI.............  32

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AGREEMENT AND PLAN OF REORGANIZATION

ARTICLE VI

     SURVIVAL


ARTICLE VII

     GENERAL PROVISIONS


          7.1       Further Assurances......................................  35
          7.2       Expenses ...............................................  35
          7.3       Successors and Assigns..................................  35
          7.4       Termination.............................................  35
          7.5       Right of First Refusal..................................  36
          7.6       Cancellation Fee........................................  36
          7.7       Put Agreement...........................................  36
          7.8       Certain Definitions.....................................  37
          7.9       Notices.................................................  37
          7.10      Governing Law...........................................  38
          7.11      Counterparts ...........................................  38
          7.12      Severability ...........................................  38
          7.13      Captions ...............................................  38
          7.14      Entire Agreement; Amendment.............................  38



Exhibit A  Plan of Merger
Exhibit B  Affiliate Letter
Exhibit C  Shareholder Voting Agreement


DISCLOSURE SCHEDULES

                      AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (this "Agreement") is made and entered into as of the 6th day of March, 2001, by and among CIB Marine Bancshares, Inc., a Wisconsin corporation ("CIBM"), Citrus Financial Services, Inc., a Florida corporation ("CFSI"), and Citrus Bank, N.A., a federally chartered commercial bank (the "Bank").

WHEREAS, the Boards of Directors of CIBM, CFSI and the Bank have determined that it is in the best interests of their respective companies and stockholders to consummate the business combination transaction provided for in this Agreement, whereby CIBM Acquisition Corporation (CIBMAC), a corporation to be duly organized in the State of Florida as a wholly-owned subsidiary of CIBM, will be merged with and into CFSI (the "Merger");

WHEREAS, this Agreement provides for the Merger and the conversion of all validly issued and outstanding shares of common stock of CFSI, par value $3.15 per share (sometimes referred to herein as the "CFSI Common Stock"), into shares of common stock of CIBM, par value $1.00 per share (sometimes referred to herein as the "CIBM Common Stock"), all in accordance with the terms and conditions of the Plan of Merger (as defined in Section 1.1 of this Agreement);

WHEREAS, CFSI owns 100 percent of the issued and outstanding capital stock of the Bank; and

WHEREAS, the parties hereto desire and intend that the Merger qualify as a reorganization in accordance with Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

NOW THEREFORE, with the foregoing recitals incorporated herein by this reference, and in consideration of the mutual representations, warranties, covenants, agreements and conditions herein contained, the parties hereto covenant and agree as follows:


                                    ARTICLE I
                                   THE MERGER

     1.1 The Merger. Subject to the terms and conditions of this Agreement and the Plan of Merger, a copy of which is attached hereto as Exhibit A (the "Plan of Merger"), at the Effective Date (as defined in Section 1.4 hereof), CIBMAC shall be merged with and into CFSI, the separate corporate existence of CIBMAC shall cease and CFSI shall be the surviving corporation under the name of Citrus Financial Services, Inc. pursuant to the Florida Business Corporation Act (the "FBCA") and the Bank Holding Company Act of 1956, as amended (the "BHCA"). The Plan of Merger shall be authorized, approved and executed by and between CIBM and CFSI, and provides, inter alia, that:

          (a) the Articles of Incorporation of CFSI as in effect immediately prior to the Effective Date, shall be, from and after the Effective Date, the Articles of Incorporation of the surviving corporation;

          (b) the Bylaws of CFSI in effect immediately prior to the Effective Date shall be, from and after the Effective Date, the Bylaws of the surviving corporation;

          (c) the officers and directors of the surviving corporation shall be as set forth in the Plan of Merger.

     1.2 Closing Date. The consummation of the transactions contemplated by this Agreement and the Plan of Merger shall take place at a closing (the "Closing"). The Closing shall be held upon the satisfaction or waiver of all of the conditions to the Merger set forth herein and in the Plan of Merger, and shall be held on the fifteenth day of the month following the last day of the month in which all of the conditions to the Merger have been satisfied (the "Closing Date"). The Closing shall take place at 10:00 a.m., local time, on the Closing Date at the offices of CFSI located at 1717 Indian River Boulevard, Suite

100, Vero Beach, Florida, or at such other place upon which the parties may agree. CIBM and CFSI presently intend that the Closing will take place on or before the date 180 days following the date of this Agreement, or such other date as mutually agreed to by the parties.

     1.3 Actions at Closing. At the Closing, the parties shall (i) exchange the various documents contemplated hereby and (ii) cause Articles of Merger to be filed with the Secretary of State of the State of Florida (the "Florida Secretary of State"), as provided by applicable Florida law. Upon verification that the Merger has become effective as provided by Florida law, CIBM and CFSI shall take all actions provided for in the Plan of Merger for delivery of CIBM Common Stock and cash in lieu of fractional shares in exchange for CFSI Common Stock pursuant to this Agreement and the Plan of Merger.

     1.4 Effective Date. The Merger shall be consummated upon the filing of properly executed Articles of Merger with the Florida Secretary of State in the manner and form provided for by applicable Florida law. The effective time of the Merger shall be the close of Business on the day of the Closing or such other time and date within five business days after the Closing as CIBM and CFSI may mutually agree and specify in the Articles of Merger (the "Effective Date").

     1.5  Conversion of Shares.

          (a) Subject to the consummation of the Merger in accordance with the terms and provisions of this Agreement and the Plan of Merger, all CFSI Common Stock shall be converted into such number of shares of CIBM Common Stock as determined pursuant to Section 1.5(b) of this Agreement on the Effective Date, subject to Section 1.5(c) of this Agreement. On or before the Effective Date, CIBM shall authorize the issuance of, and shall make available, a sufficient number of shares of common stock of CIBM that shareholders of CFSI shall be entitled to receive pursuant to this Agreement and the Plan of Merger. As provided in this Agreement and Plan of Merger, no fractional shares of CIBM Common Stock shall be issued in the Merger, and cash shall be paid by CIBM in lieu of exchanging such fractional shares.

          (b) The record holder of each share of CFSI Common Stock validly issued and outstanding as of the Effective Date shall be converted into and represent the right to receive CIBM Common Stock and cash (without interest thereon) upon surrender of a certificate representing such share of CFSI Common Stock as follows:

               (i) for purposes of this Agreement, "CFSI Common Stock Exchange Value" shall mean the per share book value of CFSI Common Stock calculated pursuant to Section 1.6 of this Agreement multiplied by 1.68, and "CIBM Common Stock Exchange Value" shall mean the per share book value of CIBM Common Stock calculated pursuant to Section 1.6 of this Agreement multiplied by 1.75;

               (ii) the conversion ratio shall be determined by dividing the CFSI Common Stock Exchange Value by the CIBM Common Stock Exchange Value (the "Conversion Ratio");

               (iii) each holder of CFSI Common Stock shall receive shares of CIBM Common Stock equal to the Conversion Ratio multiplied by the total number of shares of CFSI Common Stock surrendered by such holder; and

               (iv) each holder of CFSI Common Stock who would otherwise receive a fractional share of CIBM Common Stock will be paid cash in lieu of such fractional share in an amount equal to the fractional share, multiplied by the CIBM Common Stock Exchange Value.

          (c) In the event the CFSI Common Stock Exchange Value is less than $9.50, CIBM may, in its sole discretion:

               (i)  terminate the Agreement;

               (ii) substitute $9.50 as the CFSI Common Stock Exchange Value; or

               (iii) offer CFSI the CFSI Common Stock Exchange Value calculated pursuant to Section 1.6 of this Agreement and CFSI shall have the option, in its sole discretion, to accept the CFSI Common Stock Exchange Valueand complete the Merger pursuant to the terms of this Agreement and the Plan of Merger or terminate the Agreement.

Notwithstanding anything to the contrary in this Agreement, in the event this Agreement is terminated pursuant to clause (i) or (iii), each party shall be responsible for their respective costs and expenses incurred in the furtherance of this Agreement and the transactions contemplated herein and none of the parties shall have any further obligation or liability to the other except as provided in Section 7.7 of this Agreement.

          (d) Each holder of an option to acquire CFSI shares of common stock which is vested, outstanding and exercisable pursuant to its terms at the Effective Time, shall be converted into shares of CIBM common stock in an amount equal to the difference between the CFSI Common Stock Exchange Value less the per share exercise price, multiplied by a factor in which the numerator is equal to the number of exercisable stock options held by the holder and the denominator is the CIBM Common Stock Exchange Value . CIBM shall pay cash in lieu of fractional shares. As a condition to the receipt of such shares of CIBM common stock and cash in lieu of fractional shares, each option holder shall execute a cancellation agreement in form and substance reasonably satisfactory to CIBM.

     1.6  Per Share Book Value Calculation.

          (a) The per share book value of CFSI and CIBM common stock shall be calculated as of the close of business on the last day of the month prior to the Closing Date (the "Valuation Date"). The per share book values of each CFSI and CIBM shall be calculated by dividing the Base Capital of each CFSI and CIBM (as hereinafter defined) by the number of their respective validly issued and outstanding shares of common stock. Base Capital shall be the capital of CFSI and CIBM, respectively, calculated in accordance with generally accepted accounting principles in the United States of America ("GAAP"), subject to any adjustments contemplated by Section 1.6(b) as of the Valuation Date.

          (b) The following adjustments, as applicable, shall be made to the capital of CFSI and CIBM to determine their respective Base Capital:

               (i) professional fees not yet expensed or paid by CFSI in regard to its Fairness Opinion, other transaction related expenses and any other amounts due or to become due to its attorneys, accountants, advisors, consultants or others related to the Merger shall be deducted from the capital of CFSI;

               (ii) professional fees not yet expensed or paid by CIBM to its attorneys, accountants, consultants or others related to the Merger shall be deducted from the capital of CIBM;

               (iii) accounting and/or tax adjustments which relate to the termination of the Citrus Bank 401(k) Plan shall be deducted from the capital of CFSI;

               (iv) an amount equal to the total loan charge-offs within CFSI's and the Bank's loan portfolio that would be made under CIBM's lending policies and procedures shall be deducted, to the extent possible, from CFSI's and the Bank's allowance for loan loss, with the remainder deducted from the capital of CFSI;

               (v) following any deduction from CFSI's and the Bank's allowance for loan loss as provided in Section 1.6(b)(iv), an amount equal to the difference between (A) one percent (1.0%) of the total loans of CFSI and the Bank (excluding the charge-off loan amount calculated pursuant to Section 1.6(b)(iv)) and (B) the amount of the allowance for loan loss of CFSI and the Bank, both calculated as of the Valuation Date shall be deducted from the capital of CFSI, provided that the amount calculated pursuant to (A) is greater than the amount calculated pursuant to (B).

               (vi) all other adjustments to be made to the capital of CFSI and CIBM as otherwise set forth in this Agreement.

     1.7 Exchange of Shares. Prior to or as soon as practicable after the Effective Date, CIBM shall deposit or cause to be deposited with a bank or trust company unaffiliated with CIBM (the "Exchange Agent"), for the benefit of the holders of CFSI Common Stock, certificates representing the shares of CIBM Common Stock and cash in lieu of any fractional shares (such cash and certificates for shares of CIBM Common Stock collectively referred to herein as the "Exchange Fund"), to be issued and paid pursuant to Section 1.6 in exchange for the outstanding shares of CFSI Common Stock. The Exchange Agent shall invest the cash portion of the Exchange Fund in a cash management vehicle acceptable to CIBM, which may include a no-load money market fund.

          (a) Promptly after the Effective Date, the Exchange Agent shall mail a transmittal form, in form and substance reasonably satisfactory to CFSI, to each holder of CFSI Common Stock (other than CIBM or CFSI) advising such holder of the procedure for surrendering CFSI Common Stock share certificates to the Exchange Agent for conversion into CIBM Common Stock certificates and/or payment for a fractional share. After the Effective Date and upon the proper surrender of a certificate evidencing shares of CFSI Common Stock, the Exchange Agent shall deliver to the holder such shares of CIBM Common Stock pursuant to this Agreement and the Plan of Merger, and a check, without interest thereon, in the amount of cash for the fractional share to which the holder is then entitled hereunder. The certificate of CFSI Common Stock so surrendered shall forthwith be canceled.

          (b) Notwithstanding anything to the contrary contained in this Agreement, no certificates representing fractional shares of CIBM Common Stock shall be issued upon the surrender for exchange of CFSI Common Stock certificates, and no dividend or distribution with respect to CIBM Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of CIBM. Until so surrendered and exchanged, each CFSI Common Stock certificate shall represent solely the right to receive the shares of CIBM Common Stock and the cash for a fractional share calculated pursuant to
Section 1.5 into which it shall have been converted , and the Exchange Agent shall not be required to transfer the shares or deliver to the holder thereof the CIBM Common Stock and cash into which such certificate(s) shall have been converted.

          (c) No interest will be paid or accrued on any cash in lieu of fractional shares. CIBM shall provide to the holders of CFSI Common Stock procedures allowing for transfer of shares or payment with respect to lost or destroyed certificates against receipt of customary and appropriate certifications and indemnity.

          (d) Any portion of the Exchange Fund that remains unclaimed by the stockholders of CFSI for six (6) months after the Effective Date, including interest thereon, shall be paid to CIBM. Any former stockholders of CFSI who have not theretofore complied with this Article Section 1.7 shall thereafter look only to CIBM for delivery of the shares of CIBM Common Stock and cash in lieu of any fractional shares deliverable in respect of each share of CFSI Common Stock.

          (e) Notwithstanding anything in this Section 1.7 or elsewhere in this Agreement to the contrary, no party hereto shall be liable to a holder of CFSI Common Stock for any cash delivered to a public official pursuant to applicable escheat, abandoned property or similar laws.

     1.8  Dissenter's Rights. CIBM and CFSI acknowledge that pursuant to Section
607.1302 of the FBCA, the holders of CFSI Common Stock will be entitled to dissenter's rights under the FBCA. See Section 5.1(m) of this Agreement.

                                   ARTICLE II
                  STATEMENTS OF ESSENTIAL FACTS CONCERNING CFSI

          This Agreement is entered into by CIBM upon the understanding, and CFSI and the Bank represent and warrant, that the following statements of essential facts are true and correct on the date of this Agreement:

     2.1  Organization, Good Standing and Authority.

          (a) CFSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, is duly licensed or qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of properties and assets or the conduct of its business requires it to be so qualified or licensed and has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. CFSI is a duly registered bank holding company under the BHCA. Except with regard to those entities set forth on
Schedule 2.1(a), CFSI does not own or control any voting stock or equity securities of any other entity.

          (b) The Bank is a commercial bank duly organized, validly existing and in good standing under the laws of the United States, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of properties and assets or the conduct of its business requires it to be so qualified and has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Bank is a member in good standing of the Federal Home Loan Bank System. The deposits of the Bank are insured up to the applicable limits by the Federal Deposit Insurance Corporation ("FDIC") through the Bank Insurance Fund ("BIF"). Except with regard to those entities set forth on Schedule 2.1(b), the Bank does not own or control any voting stock or equity securities of any other entity.

          (c) Citrus Mortgage Corp. ("CMC") is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or business requires it to be so qualified and has the corporate power and authority to own or lease all of its properties and assets. Since the date of its organization, CMC has not conducted any operations or business. CMC does not own or control any voting stock or equity securities of any other entity.

          (d) Citrus Recovery Corp. ("CRC") is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or business requires it to be so qualified and has the corporate power and authority to own or lease all of its properties and assets. CNC is not presently conducting any operations or business. CRC does not own or control any voting stock or equity securities of any other entity.

     2.2  Capitalization of CFSI.

          (a) The authorized capital stock of CFSI consists of 10,000,000 shares of common stock, $3.15 par value per share, of which 1,423,402 shares are issued and outstanding, and 1,000,000 shares of preferred stock, $5.00 par value per share, of which no shares are issued and outstanding. These 1,423,402 shares are the only shares of common stock, debt or equity securities of CFSI issued and outstanding. CFSI has reserved 43,824 shares of common stock for issuance upon exercise of the outstanding options (the "CFSI Stock Options"). Schedule
2.2 to this Agreement sets forth a list of all stock option plans of CFSI, including the name of each option holder, the date of the issuance of each CFSI Stock Option, the number of shares subject to each CFSI Stock Option, the expiration date of each CFSI Stock Option, the vesting schedule of each CFSI Stock Option, the exercise price for each CFSI Stock Option, and the number of unexercised and outstanding option shares of each CFSI Stock Option holder. The issued and outstanding shares of CFSI have been duly authorized, validly issued, fully paid, nonassessable and free of pre-emptive rights. Except for the CFSI Stock Options, there are and will be at the Closing no outstanding subscriptions, options, warrants, calls, commitments, agreements, contracts or other rights in existence to purchase, acquire or issue from CFSI any shares of capital stock, debt or other equity securities of CFSI, or any other securities representing the right to purchase or otherwise receive any shares of capital stock or other debt or equity securities of CFSI.

          (b) The authorized capital stock of the Bank consists of 10,000,000 shares of common stock, $5.00 par value per share, of which 100 shares are issued and outstanding. The 100 shares of common stock of the Bank are the only shares of common stock, debt or equity securities of the Bank issued and outstanding. CFSI owns all of the issued and outstanding shares of capital stock of the Bank, free and clear of any liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized, validly issued, fully paid, nonassessable and free of pre-emptive rights. There are and will be at the Closing no outstanding subscriptions, options, warrants, calls, commitments, agreements, contracts or other rights in existence to purchase, acquire or issue from the Bank any shares of capital stock, debt or equity securities representing the right to purchase or otherwise receive any shares of capital stock, debt or equity securities of the Bank.

          (c) The authorized capital stock of CMC consists of 100,000 shares of common stock, $0.01 par value per share, of which 1 share is issued and outstanding. The 1 share of common stock of CMC is the only share of common stock, debt or equity securities of CMC issued and outstanding. CFSI owns all of the issued and outstanding shares of capital stock of CMC, free and clear of any liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are and will be at the Closing no outstanding subscriptions, options, warrants, calls, commitments, agreements, contracts or other rights in existence to purchase, acquire or issue from CMC any shares of capital stock, debt or equity securities representing the right to purchase or otherwise receive any shares of capital stock, debt or equity securities of CMC.

          (d) The authorized capital stock of CRC consists of 1,000 shares of common stock, $1.00 par value per share, of which 1,000 shares are issued and outstanding. The 1,000 shares of common stock of CRC are the only shares of common stock, debt or equity securities of CRC issued and outstanding. The Bank owns all of the issued and outstanding shares of capital stock of CRC, free and clear of any liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are and will be at the Closing no outstanding subscriptions, options, warrants, calls, commitments, agreements, contracts or other rights in existence to purchase, acquire or issue from CRC any shares of capital stock, debt or equity securities representing the right to purchase or otherwise receive any shares of capital stock, debt or equity securities of CRC.

     2.3  Financial Statements and Other Reports.

          (a) The financial condition of the CFSI Entities are reflected in the consolidated financial statements of CFSI. CFSI has furnished CIBM, or will furnish when such reports become available, true and complete copies of the following financial statements and reports of the CFSI Entities, as the case may be (clauses (a)(i) -- (iv) collectively, the "CFSI Financial Statements"):

               (i) CFSI's Annual Report on Form 10-KSB for the fiscal years ended December 31, 2000, 1999, 1998 and 1997;

               (ii) CFSI's Quarterly Report on Form 10-QSB for each fiscal quarter following December 31, 1999, and ended through the last quarter prior to the Closing;

               (iii) Call Reports for CFSI and the Bank filed with the Federal Reserve, the Office of the Comptroller of Currency ("OCC"), the Federal Deposit Insurance Corporation ("FDIC") and any other regulatory agency or authority having jurisdiction over any of the CFSI Entities for the fiscal years ended December 31, 2000, 1999, 1998 and 1997; and

               (iv) Consolidated Statements of Financial Condition and Statements of Income prepared by CFSI for and at the three and twelve month periods ended December 31, 2000 and for the interim period from January 1, 2001, and ended through the last month prior to the Closing.

          (b) The financial statements included or incorporated by reference into the reports described in clause (a)(i) above are audited, comply with and have been prepared in accordance with GAAP applied on a consistent basis, and, together with the notes thereto, present fairly the financial position of CFSI at the dates shown and the results of operations for the periods then ended. The interim financial statements included in the reports described in clauses
(a)(ii) and (iii) or described in clause (a)(iv) are unaudited, comply with and have been prepared in accordance with GAAP applied on a consistent basis, and present fairly the financial position of the CFSI Entities.

          (c) The books and records of the CFSI Entities accurately reflect the financial condition of the CFSI Entities. The information contained in the CFSI Financial Statements do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. For the purpose of this clause and
Section 3.3(c), items are considered "material" regardless of size, if they involve an omission or misstatement of accounting information that, in light of surrounding circumstances, makes it probable that the judgment of a person relying on the information would be changed or influenced by the omission or misstatement.

     2.4 CFSI and Bank Reports. Since January 1, 1997, CFSI and the Bank have timely filed all material reports, registrations and statements, together with any amendments to be made with respect thereto required to be filed with (a) the Federal Reserve Board, (b) the OCC, (c) the FDIC and (d) any other financial institution regulatory authority (collectively the "CFSI Regulatory Reports"). CFSI and the Bank have paid all fees and assessments due and payable in connection with the CFSI Regulatory Reports. As of their respective dates, such CFSI Regulatory Reports complied in all material respects with the statutes, rules and regulations in force or promulgated by the applicable regulatory authority with which they were filed and did not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. CFSI has provided to CIBM copies of all such reports, registrations and statements. Except for normal examinations conducted by regulatory agencies in the regular course of the businesses of CFSI and the Bank, no regulatory agency has initiated any proceeding or, to the best knowledge of CFSI no regulatory agency has indicated that it is considering initiating an investigation into the businesses or operations of the CFSI Entities since January 1, 1997, except where such proceedings or investigations are not likely, either individually or in the aggregate, to have a Material Adverse Effect (as defined in Section 7.8(a) of this Agreement)) on the CFSI Entities. There is no material unresolved violations of laws or regulations of any regulatory agency with respect to any report or statement relating to any examinations of either of CFSI and the Bank. There are no payments of any sums due and owing as a result of any violations of applicable regulations, penalties, fines or assessments related thereto.

     2.5 SEC Reports. CFSI has provided to CIBM copies of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed by CFSI with the Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (collectively the "Securities Acts") since January 1, 1997 (collectively the "CFSI SEC Filings") and (b) communication mailed by CFSI to its shareholders since January 1, 1997, and no such registration statement, prospectus, report, schedule, proxy, statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. As of their respective filing and effective dates, the filings of CFSI with the SEC complied in all material respects with the published rules and regulations of the SEC with respect thereto since January 1, 1997. CFSI has timely filed all reports, registration statements and other documents required to be filed by it under the Securities Acts.

     2.6 Insurance. Schedule 2.6 to this Agreement sets forth a summary of all policies of insurance and bonds which are in full force and effect and in which any of the CFSI Entities is named as an insured party (other than in its capacity as a mortgagee), which otherwise relate to or cover any assets, properties, premises, operations and personnel of the CFSI Entities or which is owned or carried by any of the CFSI Entities. CFSI has had insurance in force for the last five (5) years, which with respect to amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by bank holding companies and their subsidiaries comparable in size and operations to CFSI and its subsidiaries. Schedule 2.6 also describes any claims made or pending with regard to any policies and bonds within the past five (5) years and neither CFSI nor the Bank is aware of any facts which would form a basis of a claim under such bonds. The CFSI Entities have in full force and effect policies of insurance and bonds issued by reputable insurance companies against loss or damage of the kinds and in the amounts identified in the policy summaries, and all premiums and costs with respect thereto are set forth in Schedule 2.6. None of the CFSI Entities has received notice from any party of interest in or to any such policies claiming any breach or violation of any provisions thereof, disclaiming or denying any coverage thereof, or canceling or threatening cancellation of any such insurance contracts. Neither CFSI nor the Bank has any reason to believe that the existing coverages would not be renewed by its carrier(s) on substantially the same terms.

     2.7 Litigation and Compliance with Laws. The CFSI Entities and their respective directors, officers, employees and controlling stockholders (collectively, the "CFSI Entities Parties") are each in compliance in all material respects with all applicable federal, state, county and municipal laws and regulations that (a) regulate or are concerned in any way with the business of banking or acting as a fiduciary, including those laws and regulations relating to the investment of funds, the taking of deposits, the extension of credit, the collection of interest, and the location and operation of banking facilities, or (b) otherwise relate to or affect the business or assets of the CFSI Entities or the assets owned, used, occupied or managed by any of them. Except as disclosed in Schedule 2.7:

          (i) there are no claims, actions, suits, orders, proceedings or governmental or regulatory investigations pending, or, to the knowledge of CFSI, threatened or contemplated against or affecting any of the CFSI Entities Parties (in their capacities as such where applicable), at law or in equity, or before any federal, state, municipal, administrative or other governmental authority or court, or before any arbitrator or arbitration panel, whether by contract or otherwise, which would have a Material Adverse Effect on CFSI; and

          (ii) there is no decree, judgment, order, supervisory agreement, extraordinary supervisory letter, commitment letter, consent agreement or memorandum of understanding entered into or in existence against or restraining any of the CFSI Entities Parties from taking any actions of any kind in connection with the business of any of the CFSI Entities, as the case may be. None of the CFSI Entities Parties has been advised by, nor have any of them received from any Regulatory Authority (as defined in Section 7.8(b) of this Agreement) any notice or threat of enforcement actions or any criticism, recommendation or suggestion of a material nature, and none of the CFSI Entities has any basis for believing that any such notice or threat, criticism, recommendation or suggestion not otherwise disclosed herein is contemplated.

     2.8 Conflict of Interest Transactions. Except as reflected in Schedule 2.8, no executive officer or director of any of the CFSI Entities, or holder of 10% or more of the common stock of CFSI, or any member of the immediate family or related interest (as defined in 12 C.F.R. ss.215.2 (n)) of any such person:

          (a) has any direct or indirect interest in (i) any entity which does business with any of the CFSI Entities or (ii) any property or assets which is owned or used by any of the CFSI Entities in the conduct of their business;

          (b) has any financial, business or contractual relationships or arrangement with any of the CFSI Entities (excluding any agreements and commitments entered into with respect to the Bank's acceptance of deposits or investments); or

          (c)  has been involved in any transaction with any of the CFSI
Entities.

since December 31, 1999, which involves an amount in excess of $60,000, or has had loans or any commitment to loan outstanding from any of the CFSI Entities in excess of $60,000 not made in the ordinary course of business.

     2.9 Oral Commitments. To the best knowledge of CFSI, the records of the Bank contain accurate copies of all contracts, commitments or arrangements of a material nature, and the Bank has not entered into any such contract, commitment or arrangement, not reduced to writing, in which it has agreed (a) to loan money or extend credit, or to make other financial accommodations, to or for the benefit of another party, (b) to waive, release, modify, extend or defer the obligations or the terms thereof of any other party to repay indebtedness owing to the Bank or to forbear in the enforcement of any right or remedy of the Bank with respect thereto, (c) to release, relinquish or discharge any guarantor, surety, or other party that is or may be liable for repayment of indebtedness owing to the Bank, (d) to release or surrender, in whole or in part, any collateral or rights therein, securing the obligation of any party that is or may be liable for repayment of indebtedness owing to the Bank, or (e) to purchase or sell, or repurchase or resell, any asset or interest or participation therein from or to any party.

     2.10 Taxes. As used in this Agreement, the term "tax" or "taxes" means all federal, state, county, local and foreign income, excise, gross receipts, ad valorem, profits, gains, property, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, Social Security, unemployment and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

          (a) All tax returns, reports, declarations and information statements required to be filed by any of the CFSI Entities with the United States or any state or local government unit have been, and until the Closing will have been, timely filed and are accurate and complete. No application for the extension of time for filing any tax return or consent to any extension of time for filing any tax return or consent to any extension of the period of limitations applicable to the assessment or collection of any tax is in effect with respect to any of the CFSI Entities. The CFSI Entities have each duly paid all taxes due and none of the CFSI Entities is delinquent in the payment of any taxes due or claimed to be due by any taxing authority and adequate provisions for taxes have been made in the CFSI Financial Statements. None of the CFSI Entities has received any notice of any proposed deficiency for any duty, tax, assessment or governmental charge, and there are no pending claims with respect thereto. None of the CFSI Entities is a member of any consolidated group other than CFSI for purposes of the Internal Revenue Code of 1986 (the "Code"), as amended.

          (b) Amounts withheld by the CFSI Entities from their employees for all prior periods comply in all material respects with the tax withholding provisions of applicable federal, state and local laws.

          (c) There are no tax liens upon any property or assets of the CFSI Entities.

          (d) The Internal Revenue Service ("IRS") has not initiated or proposed any adjustment or change in accounting method pursuant to Section 481 of the Code by reason of an involuntary change in accounting method by CFSI which was included in income of the CFSI Entities. Except as set forth in the CFSI Financial Statements, none of the CFSI Entities has entered into a transaction which is being accounted for as an installment obligation under
Section 453 of the Code. Except as disclosed on Schedule 2.10, CFSI has not requested or is considering to request a change in accounting method for the tax years 1999 or 2000.

     2.11 Environmental Suits and Proceedings.

          (a) For purposes of this Agreement, the following terms shall have the indicated meaning:

               (i) "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, ground water, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances (as defined herein).

               (ii) "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component. "Hazardous Substances" shall include without limitation petroleum or any derivative or byproduct thereof, asbestos, radioactive material and polychlorinated biphenyls and as otherwise defined in the Comprehensive Response, Compensation and Liability Act, as amended ("CERCLA").

               (iii) "CFSI Loan Portfolio Properties and Other Properties Owned" means those properties owned, leased, occupied or operated by any of the CFSI Entities, or held by any of the CFSI Entities as a fiduciary for the account of others, or which collateralize any outstanding loan or line of credit, whether or not such loan or line of credit is or has been in default.

          (b) To the best knowledge of CFSI, none of the CFSI Entities have been or is in violation of or liable under any Environmental Law.

          (c)  To the best knowledge of CFSI, and except as disclosed on
Schedule 2.11, none of the Loan Portfolio Properties and Other Properties Owned, has been or is in violation of any Environmental Law and none of the CFSI Entities are liable for any such violations.

          (d)  To the best knowledge of CFSI, and except as disclosed on
Schedule 2.11, none of the CFSI Loan Portfolio Properties and Other Properties Owned is contaminated with any Hazardous Substance.

          (e) None of the CFSI Entities is, nor may be deemed to be, an "owner or operator" of a "facility" or "vessel" which owns, possesses, transports, generates, or disposes of a Hazardous Substance.

          (f) To the best knowledge of CFSI, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the CFSI Loan Portfolio Properties and Other Properties Owned under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law.

     2.12 Authorization of Transactions.

          (a) The execution, delivery and performance of this Agreement by CFSI has been duly authorized by the Board of Directors of CFSI. Subject to approval by the shareholders of CFSI as contemplated in this Agreement the other approvals contemplated in this Agreement, CFSI has full corporate power to execute, deliver and perform this Agreement and the Plan of Merger and to consummate the transactions herein and therein contemplated, and such execution, delivery and performance do not violate any provisions of the Articles of Incorporation or Bylaws of any of the CFSI Entities, or any orders, agreements or directives to which any of the CFSI Entities is a party or is otherwise bound. Except for the regulatory approvals, approval of shareholders, or consents, if any, to be obtained pursuant to this Agreement, no consent of any Regulatory Authority or other person is required to be obtained by any of the CFSI Entities in order to permit CFSI to perform its obligations hereunder or to permit consummation of the Merger.

          (b) Except as disclosed in Schedule 2.12, neither the execution and delivery of this Agreement by CFSI, the consummation by CFSI of the transactions contemplated hereby, nor the compliance by CFSI with any of the terms or provisions hereof will:

               (i) violate, conflict with, result in a breach of any provision of or the loss of any benefit under;

               (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under;

               (iii) result in termination of or a right of termination or cancellation under, accelerate the performance required by; or

               (iv) result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of any of the CFSI Entities under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which any of the CFSI Entities is a party, or by which any of the CFSI Entities or any of their respective properties or assets may be bound or affected.

     2.13 Broker's and Finder's Fees. None of the CFSI Entities, nor any of their respective employees, officers or directors has employed any broker or finder, nor have they incurred any obligation or liability, contingent or otherwise, for any brokerage commission or finder's fee or like compensation with respect to the transactions contemplated in this Agreement or the Plan of Merger.

     2.14 Employee Compensation and Benefit Plans.

          (a) Each of the CFSI Benefit Plans has been administered, in all material respects, in compliance with its terms and the requirements of applicable laws, rules and regulations governing such benefit plans. None of the CFSI Entities or any fiduciary with respect to any CFSI Benefit Plan has breached any of the responsibilities, obligations or duties imposed on it by ERISA.

          (b) None of the CFSI Entities maintains any CFSI Benefit Plan, nor any other document, plan or agreement, other than Citrus Bank 401(k) Plan which contains, directly or indirectly, any change in control provisions that would cause an increase or acceleration of benefits or benefit entitlements to officers, directors, employees or former officers, directors or employees of any of the CFSI Entities or their respective beneficiaries, or other event that would cause an increase in liability to any of the CFSI Entities as a result of the transactions contemplated by this Agreement. None of the CFSI Benefit Plans were or are subject to Title IV of ERISA.

          (c) None of the CFSI Entities, nor any of their respective affiliates, employees, officers, directors, agents, or fiduciaries, has violated
Section 406 of ERISA or engaged in any "Prohibited Transaction" (as defined in Section 4975(c)(1) of the Code) with respect to any CFSI ERISA Plan. Each CFSI ERISA Plan that is intended to be qualified under Section 401 and related provisions of the Code is the subject of a determination letter from the IRS to the effect that it is so qualified under the Code and its related funding vehicle is tax-exempt, under Section 501 of the Code.

          (d) No matter is pending relating to any CFSI Benefit Plan before any court or governmental agency.

          (e) None of the CFSI Entities is, or has ever been, obligated to contribute to a multi-employer plan (as defined in Section 3(37) of ERISA).

          (f) Except as required pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 and Section 4980B of the Code or as reflected on
Schedule 2.22, none of the CFSI Entities, nor any other party on behalf of any of the CFSI Entities, has any obligation or commitment to provide health, disability or life insurance or similar welfare benefits to former employees or members of their families.

          (g) As of the Closing, each of the CFSI Benefit Plans shall be fully funded and terminated or CFSI shall have applied for termination pursuant to
Section 4.18. For purposes of this Agreement, "fully funded" means all contributions and other payments to be made by any of the CFSI Entities to any CFSI Benefit Plan have been made or reserves adequate for such purposes have been set aside therefore and reflected in the CFSI Financial Statements. None of the CFSI Entities is in default in performing any of its respective obligations under any of the CFSI Benefit Plans or any related trust agreement, insurance contract or other agreement. There are no outstanding liabilities with respect to any CFSI Benefit Plan.

          (h) There is no litigation, claim or assessment pending or threatened on behalf of or against any of the CFSI Benefit Plans that alleges a violation of applicable state or federal law. CFSI knows of no basis for any such litigation, claim or assessment.

     2.15 Undisclosed Liabilities. None of the CFSI Entities has any liabilities, whether accrued, absolute, contingent or otherwise, and whether due or to become due, existing or arising out of any transaction or state of facts existing on or prior to the date hereof that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on any of the CFSI Entities except (a) as fully disclosed, reflected or reserved against in the consolidated balance sheet of CFSI included in the CFSI June 30, 2000 Form 10-QSB, (b) as and to the extent arising under contracts, commitments, transactions or circumstances identified in this Agreement or the schedules or exhibits provided for herein, and (c) as and to the extent incurred in the ordinary course of business consistent with past practice since December 31, 1999.

     2.16 No Adverse Changes. Other than as specifically disclosed in this Agreement, or as disclosed in the CFSI Financial Statements, and the CFSI SEC Filings filed, prior to the date hereof, since December 31, 1999, none of the CFSI Entities (a) has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, had, or could reasonably be expected to have, a Material Adverse Effect on CFSI, or (b) is subject to any condition, event, circumstance, fact or occurrence (other than changes resulting from or attributable to (i) changes in laws, regulations and GAAP or interpretations, or (ii) general economic or competitive conditions) that may reasonably be expected to result in a Material Adverse Effect on the businesses, income, assets, liabilities, or financial condition of any of the CFSI Entities.

     2.17 Conduct of Business in Normal Course. Since December 31, 1999, the businesses of the CFSI Entities have been conducted only in the ordinary and usual course consistent with past practice.

     2.18 Investment Securities. Each of the CFSI Entities has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of the CFSI Entities. Such securities are valued on the books of CFSI in accordance with GAAP.

     2.19 Properties and Assets.

          (a) Schedule 2.19(a) to this Agreement sets forth a complete and correct description of all real property owned or leased by the CFSI Entities or in which any of them has an interest (other than as a mortgagee), including all real property carried by the Bank as other real estate owned ("OREO"). The CFSI Entities own or have a valid right to use, or a valid leasehold interest in, all real property used by them in the conduct of their respective businesses as such businesses are now being conducted, subject to no mortgage, pledge, lien, option, conditional sale agreement, encumbrance, security interest, title exceptions, restrictions, claim or charge of any kind except as set forth on Schedule

2.19(a). All material certificates, licenses and permits required for the lawful use and occupancy of such real property by any of the CFSI Entities, as the case may be, have been obtained and are in full force and effect. Except as otherwise disclosed on Schedule 2.19(a), all real property carried by the Bank as Other Real Estate Owned ("OREO") is the subject of a recent appraisal which complies with applicable regulatory requirements and is carried on the Bank's books at an amount that has been calculated in accordance with GAAP and applicable regulatory guidelines.

          (b) Schedule 2.19(b) to this Agreement sets forth a complete and correct description of each item of personal property which had an original cost equal to or greater than $10,000 that is owned or leased by any of the CFSI Entities and used in the conduct of their respective businesses. Except as disclosed on Schedule 2.19(b), all said personal property owned by the CFSI Entities, or used by any of them in their businesses, are owned free and clear of any liens, claims, encumbrances or rights of others and all of said assets are in good working condition, normal wear and tear excepted. The assets reflected in the most recent CFSI Financial Statements or identified in this Agreement or the schedules provided for herein include (a) all of the assets owned by any of the CFSI Entities, except for those subsequently disposed of by the CFSI Entities for fair market value in the ordinary course of business, and
(b) all of the assets used or intended for use by any of the CFSI Entities in the conduct of their respective businesses.

     2.20 Other Property Interests. Schedule 2.20 to this Agreement sets forth a complete and correct description of all real estate which is the subject of pending foreclosure proceedings by any of the CFSI Entities, otherwise not included in Schedule 2.19(a), indicating in each case whether such real estate is improved and the nature of any material encumbrances, defects of title or environmental conditions of which CFSI has knowledge.

     2.21 Loan Portfolio. Except as disclosed on Schedule 2.21, the loans contained in the loan portfolio of the Bank are evidenced by promissory notes or other evidences of indebtedness, which, with all ancillary security documents, constitute valid and binding obligations of the Bank and each of the other parties thereto, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights and remedies generally and by applicable laws or principles of equity which may affect the availability of equitable remedies. None of such loans is subject to any defense, set-off or counterclaim of any party liable thereon and all such loans which are secured, as evidenced by the ancillary security documents, are so secured by valid and enforceable liens. The Bank's reserve for loan losses has been calculated in accordance with prudent and customary banking practices and is adequate to reflect the risk inherent in the Bank's loan portfolio.

     2.22 Significant Contracts. Schedule 2.22 sets forth a Schedule which completely and accurately lists or describes, and includes a copy of the following contracts, commitments or arrangements (whether written or oral) under which any of the CFSI Entities is obligated:

          (a) all consulting arrangements, and contracts for professional and other services, including those under which any of the CFSI Entities performs services for others;

          (b) all leases of real estate or personal property, exclusive of leases of personal property whereunder total annual rentals are, in each instance, less than $5,000;

          (c) all contracts, commitments and agreements for the purchase, acquisition, development, sale or disposition of real or personal property, exclusive of conditional sales contracts and security agreements for the acquisition of personal property whereunder total future payments are, in each instance, less than $5,000;

          (d) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")) under which any of the CFSI Entities had, has or may have any obligation ("CFSI ERISA Plans"), and all contracts relating to the employment, engagement, compensation or termination of directors, officers, employees or agents of any of the CFSI Entities, and all other bonus, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase, stock appreciation and other employee benefit plans, formal or informal, under which any of the CFSI Entities had, has or may have any obligation ("CFSI non-ERISA Plans" and, together with the CFSI ERISA Plans, the "CFSI Benefit Plans");

          (e) all loans, loan commitments, credit agreements, conditional sales contracts, title retention agreements or security agreements relating to money borrowed by any of the CFSI Entities, letters of credit or other financial accommodations, including modification or amendments thereof, extended to or for the benefit of any of the CFSI Entities;

          (f)  all union and other labor contracts;

          (g) all agreements, contracts, mortgages, loans, deeds of trust, leases, commitments, indentures, notes, instruments and other arrangements, which are with officers or directors of any of the CFSI Entities, any "affiliates" of any of the CFSI Entities within the meaning of Section 23A of the Federal Reserve Act, or any record or beneficial owner of 5% or more of the common stock of CFSI or any members of the immediate family or related interest (as defined in 12 C.F.R. ss.215.2 (m)) of any such person, excepting any ordinary and customary banking relationships that comply with applicable banking regulations; and

          (h) all other contracts to which any of the CFSI Entities is a party or under which any of the CFSI Entities is obligated, other than in the usual or ordinary course of business of any of the CFSI Entities, which involves the payment by any of the CFSI Entities of more than $5,000.

Except as disclosed on Schedule 2.22, and except with regard to loans made by any of the CFSI Entities in the ordinary course of their respective businesses, there are no other material contracts, commitments or arrangements (whether written or oral) under which any of the CFSI Entities is obligated wherein the aggregate commitment of any of the CFSI Entities, individually or jointly, exceeds $5,000.

     2.23 No Defaults. All contracts, commitments or arrangements of any of the CFSI Entities set forth on Schedule 2.22 to this Agreement are valid and in full force and effect. Each of the CFSI Entities have fulfilled and taken all action reasonably necessary to date to enable it to fulfill, when due, all material obligations under all contracts, commitments and arrangements to which it is a party. There are no defaults under any such contracts, commitments and arrangements, and no events have occurred that, with the lapse of time or election of any other party, will become defaults by any of the CFSI Entities which would have a Material Adverse Effect on CFSI. No breach or default by any other party under such contracts, commitments or arrangements has occurred or is threatened that will or could impair the ability of the CFSI Entities to enforce any of their rights thereunder in any material respect.

     2.24 No Fiduciary Powers. None of the CFSI Entities has obtained from applicable Regulatory Authority authorization to provide, nor do any of them perform, any personal trust, corporate trust or other fiduciary activities.

     2.25 Corporate Governance Documents. Schedule 2.25 contains a copy of the Articles of Incorporation and Bylaws of CFSI, the Bank, CMC and CRC (collectively, the "CFSI Entities"), in each case as amended to the date hereof. CFSI has provided CIBM such other documents relating to the authority of the CFSI Entities to conduct their businesses as CIBM has requested. All such documents are true, complete and correct copies of the original documents. The stock registers and minute books of the CFSI Entities to the extent they exist, access to which have been provided to CIBM, are complete and correct in all material respects and accurately reflect all meetings, consents and other actions of the organizers, incorporators, shareholders and stockholders (as the case may be), Board of Directors and committees of the Board of Directors of the CFSI Entities and all transactions in the capital stock of the CFSI Entities, occurring since their organization.

     2.26 Change in Business Relationships. None of the CFSI Entities has notice, whether on account of the transactions contemplated by this Agreement or otherwise, that (a) any customer, agent, representative or supplier intends to discontinue, diminish, or change its relationships with any of the CFSI Entities, the effect of which would have a Materially Adverse Effect on the business of any of the CFSI Entities, or (b) that any officer of any of the CFSI Entities intends to terminate or substantially change the terms of his or her employment, other than Walter A. Alvarez and John M. Tench.

     2.27 CFSI Officers. Schedule 2.27 lists the names and positions of all officers of each of the CFSI Entities and the person to whom such officers report.

     2.28 Patents, Trademarks and Copyrights. Except as set forth in Schedule 2.28, neither CFSI nor the Bank require the use of any material patent, patent application, invention, process, trademark (whether registered or unregistered), trademark application, trade name, service mark, copyright or any material trade secret for the business or operations of CFSI or the Bank. CFSI and the Bank own or are licensed or otherwise have the right to use any items listed in Schedule 2.28.

     2.29 No Exercise. Since November of 1998, there have been no cashless exercises of CFSI stock options or warrants.

     2.30 No Omissions. None of the statements of essential facts contained in this Article II and none of the representations, warranties and covenants of CFSI contained herein, in the schedules provided for herein or in the CFSI Financial Statements is false or misleading in any material respect or omits to state a fact herein or therein necessary to make such statements not misleading in any material respect.


                                   ARTICLE III
                  STATEMENTS OF ESSENTIAL FACTS CONCERNING CIBM

     This Agreement is entered into by CFSI upon the understanding, and CIBM represents and warrants, that the following statements of essential facts hereto are true and correct on the date of this Agreement:

     3.1  Organization, Good Standing and Authority.

          (a) CIBM is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin, is duly licensed or qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of properties and assets or the conduct of its business requires it to be so qualified or licensed and has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. CIBM is a duly registered bank holding company under the BHCA.

          (b) Central Illinois Bank and CIB Bank (Chicago) are commercial banks duly organized, validly existing and in good standing under the laws of the State of Illinois. Marine Bank (Wisconsin) is a commercial bank duly organized and validly existing and in good standing under the laws of the State of Wisconsin. CIB Bank (Indianapolis) is a commercial bank duly organized and validly existing and in good standing under the laws of the State of Indiana. Marine Bank (Omaha) is a federally chartered savings bank duly organized and existing under and by virtue of the laws of the United States, The foregoing banks are collectively referred to herein as the "CIBM Banks." Each of the CIBM Banks are duly qualified to do business and are in good standing in all jurisdictions where its ownership or leasing of properties and assets or the conduct of its business requires it to be so qualified and has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The deposits of the CIBM Banks are insured up to the applicable limits by the FDIC through BIF and/or the Savings Association Insurance Fund. All of the CIBM Banks are wholly owned subsidiaries of CIBM.

     3.2  Capitalization of CIBM.

          (a) The authorized capital stock of CIBM consists of 50,000,000 shares of common stock, par value $1.00 per share, of which 16,941,240 shares were issued and outstanding as of the date of this Agreement, and 5,000,000 shares of Preferred Stock, par value $1.00 per share, of which no shares are issued and outstanding ("CIBM Preferred Stock"). These 16,941,240 shares are the only shares of common stock or equity securities of CIBM issued and outstanding as of the date of this Agreement. CIBM has reserved 1,762,500 shares of common stock for issuance of stock options, of which 1,404,499 are currently subject to option grants. The issued and outstanding shares of CIBM Common Stock have been duly authorized, validly issued, fully paid, nonassessable (except as provided under Wisconsin law) and free of pre-emptive rights.

          (b) The shares of CIBM Common Stock deliverable pursuant to this Agreement and the Plan of Merger will be duly authorized and, upon issuance and delivery in accordance with the terms hereof and thereof, will be validly issued, fully paid, and nonassessable (except as provided under Wisconsin law), with no liability attaching to the ownership thereof except as provided under Wisconsin law, and will have been registered or qualified under the securities laws of all jurisdictions in which such registration or qualification is required, based on information provided by CFSI.

     3.3  Financial Statements and Other Reports.

          (a) The financial condition of CIBM and its subsidiaries (the "CIBM Entities") is reflected in the consolidated financial statements of CIBM. CIBM has made available to CFSI, or will furnish when such reports become available, true and complete copies of the following financial statements and reports of CIBM and its subsidiaries, as the case may be (clauses (a)(i) - (iv) collectively, the "CIBM Financial Statements"):

               (i) CIBM's Annual Report on form 10-K for the fiscal years ended December 31, 2000, 1999 and 1998;

               (ii) CIBM's Quarterly Reports on form 10-Q for the fiscal quarters following December 31, 1999, and ended through the last quarter prior to the Closing; and

               (iii) Call Reports for CIBM and the CIBM Banks filed with the Federal Reserve, FDIC and any other regulatory agency or authority having jurisdiction over CIBM and its subsidiaries for the fiscal years ended December 31, 2000, 1999, 1998, and 1997; and

               (iv) Consolidated Statements of Financial Condition and Statements of Income prepared by CIBM for and at the three and twelve month periods ended December 31, 2000 and for the interim period from January 1, 2001 and ended through the last month prior to the Closing.

          (b) The financial statements included or incorporated by reference into the reports described in clause (a)(i) above are audited, comply with and have been prepared in accordance with GAAP applied on a consistent basis, and, together with the notes thereto, present fairly the financial position of CIBM at the dates shown and the results of operations for the periods then ended. The interim financial statements included in the reports described in clauses,
(a)(ii) and (iii) or described in clause (a)(iv) are unaudited, comply with and have been prepared in accordance with GAAP applied on a consistent basis, and present fairly the financial position of the CIBM Entities.

          (c) The books and records of the CIBM Entities accurately reflect the financial condition of the CIBM Entities. The information contained in the CIBM Financial Statements do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

     3.4 CIBM and CIBM Bank Reports. Since January 1, 1997, CIBM and the CIBM Banks have filed all material reports, registrations and statements, together with any amendments to be made with respect thereto required to be filed with (a) the Federal Reserve Board, (b) the OTS, (c) the FDIC and (d) any other financial institution regulatory authority (collectively the "CIBM Regulatory Reports"). CIBM and the CIBM Banks have paid all fees and assessments due and payable in connection with the CIBM Regulatory Reports. As of their respective dates, such CIBM Regulatory Reports complied in all material respects with the statutes, rules and regulations in force or promulgated by the applicable regulatory authority with which they were filed and did not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. CIBM has made available to CFSI copies of all such requested reports, registrations and statements. Except for normal examinations conducted by regulatory agencies in the regular course of the businesses of CIBM and the CIBM Banks, no regulatory agency has initiated any proceeding or, to the best knowledge of CIBM no regulatory agency has indicated that it is considering initiating an investigation into the businesses or operations of CIBM and the CIBM Banks since January 1, 1997, except where such proceedings or investigation are not likely, either individually or in the aggregate to have a Material Adverse Effect on CIBM. There is no material unresolved violations of laws or regulations of any regulatory agency with respect to any report or statement relating to any examinations of either of CIBM and the CIBM Banks. There are no payments of any material sums due and owing as a result of any violations of applicable regulations, penalties, fines or assessments related thereto.

     3.5 SEC Reports. CIBM has filed all reports, registration statements and other documents, or any amendments thereto required to be filed with the SEC under the rules and regulations of the SEC, and all such reports, registration statements and other documents have complied in all material respects, as of their respective filing dates and effective dates, as the case may be, with all applicable requirements of the Securities Acts. Unless otherwise amended, as of their respective filing and effective dates, none of such reports, registration statements or other documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. CIBM has timely filed all reports, registration statements and other documents required to be filed by it under the Securities Act.

     3.6 Insurance. Schedule 3.6 to this Agreement sets forth a summary of all policies of insurance and bonds which are in full force and effect and in which any of CIBM and the CIBM Banks is named as an insured party (other than in its capacity as a mortgagee), which otherwise relate to or cover any assets, properties, premises, operations and personnel of CIBM and the CIBM Banks or which is owned or carried by any of CIBM or the CIBM Banks. CIBM has had insurance in force for the last five (5) years, which in respect to amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by bank holding companies and their subsidiaries comparable in size and operations to CIBM and its subsidiaries. The CIBM Entities have in full force and effect policies of insurance and bonds issued by reputable insurance companies against loss or damage of the kinds and in the amounts identified in the policy summaries, and all premiums and costs with respect thereto are set forth in Schedule 3.6. None of CIBM or the CIBM Banks has received notice from any party of interest in or to any such policies claiming any breach or violation of any provisions thereof, disclaiming or denying any coverage thereof, or canceling or threatening cancellation of any such insurance contracts. Neither CIBM nor the CIBM Banks has any reason to believe that the existing coverages would not be renewed by its carrier(s) on substantially the same terms.

     3.7 Litigation and Compliance with Laws. The CIBM Entities and their respective directors, officers, employees and controlling stockholders (collectively the "CIBM Entities Parties") are each in compliance in all material respects with all applicable federal, state, county and municipal laws and regulations that (a) regulate or are concerned in any way with the business of banking or acting as a fiduciary, including those laws and regulations relating to the investment of funds, the taking of deposits, the extension of credit, the collection of interest, and the location and operation of banking facilities, or (b) otherwise relate to or affect the business or assets of the CIBM Entities or the assets owned, used, occupied or managed by any of them. Except as disclosed in Schedule 3.7:

          (i) there are no claims, actions, suits, orders, proceedings or governmental or regulatory investigations pending, or, to the knowledge of CIBM, threatened or contemplated against or affecting the CIBM Entities Parties (in their capacities as such where applicable), at law or in equity, or before any federal, state, municipal, administrative or other governmental authority or court, or before any arbitrator or arbitration panel, whether by contract or otherwise which to the best knowledge of CIBM would have a Material Adverse Effect on CIBM; and

          (ii) there is no decree, judgment, order, supervisory agreement, extraordinary supervisory letter, commitment letter, consent agreement or memorandum of understanding entered into or in existence against or restraining any of the CIBM Entities Parties, from taking any actions of any kind in connection with the business of any of the CIBM Entities, as the case may be. None of the CIBM Entities has been advised by, nor have any of them received from any Regulatory Authority any notice or threat of enforcement actions or any criticism, recommendation or suggestion of a material nature, and none of the CIBM Entities has any basis for believing that any such notice or threat, criticism, recommendation or suggestion not otherwise disclosed herein is contemplated.

     3.8 Conflict of Interest Transactions. Except as reflected in public filings with the SEC, as of the date of such filings, no executive officer or director of CIBM, or holder of 10% or more of the common stock of CIBM, or any member of the immediate family or related interest (as defined in 12 C.F.R. ss.215.2 (n)) of any such person:

          (a) has any direct or indirect interest in (i) any entity which does business with any of the CIBM Entities or (ii) any property or assets which is owned or used by any of the CIBM Entities in the conduct of their business;

          (b) has any financial, business or contractual relationships or arrangement with any of the CIBM Entities (excluding any agreements and commitments entered into with respect to the CIBM Banks' acceptance of deposits or investments); or

          (c) has been involved in any transaction with any of the CIBM Entities since

December 31, 1999, which involves an amount in excess of $60,000, or has had loans or any commitment to loan outstanding from any of the CIBM Entities in excess of $60,000 not made in the ordinary course of business.

     3.9 Oral Commitments. To the best knowledge of CIBM, the records of the CIBM Banks contain accurate copies of all contracts, commitments or arrangements of a material nature, and have not entered into any such contract, commitment or arrangement, not reduced to writing, in which it has agreed (a) to loan money or extend credit, or to make other financial accommodations, to or for the benefit of another party, (b) to waive, release, modify, extend or defer the obligations or the terms thereof of any other party to repay indebtedness owing to the CIBM Banks or to forbear in the enforcement of any right or remedy of the CIBM Banks with respect thereto, (c) to release, relinquish or discharge any guarantor, surety, or other party that is or may be liable for repayment of indebtedness owing to the Bank, (d) to release or surrender, in whole or in part, any collateral or rights therein, securing the obligation of any party that is or may be liable for repayment of indebtedness owing to the CIBM Banks or (e) to purchase or sell, or repurchase or resell, any asset or interest or participation therein from or to any party.

     3.10 Taxes.

          (a) All tax returns, reports, declarations and information statements required to be filed by any of the CIBM Entities with the United States or any state or local government unit have been, and until the Closing will have been, timely filed and are accurate and complete. No application for the extension of time for filing any tax return or consent to any extension of time for filing any tax return or consent to any extension of the period of limitations applicable to the assessment or collection of any tax is in effect with respect to any of the CIBM Entities. The CIBM Entities have each duly paid all taxes due and none of the CIBM Entities is delinquent in the payment of any taxes due or claimed to be due by any taxing authority and adequate provisions for taxes have been made in the CIBM Financial Statements. None of the CIBM Entities has received any notice of any proposed deficiency for any duty, tax, assessment or governmental charge, and there are no pending claims with respect thereto which would have a Material Adverse Effect on CIBM. None of the CIBM Entities is a member of any consolidated group other than CIBM for purposes of the Code, as amended.

          (b) Amounts withheld by the CIBM Entities from their employees for all prior periods comply in all material respects with the tax withholding provisions of applicable federal, state and local laws.

          (c) There are no tax liens upon any property or assets of the CIBM Entities.

          (d) The IRS has not initiated or proposed any adjustment or change in accounting method pursuant to Section 481 of the Code by reason of an involuntary change in accounting method by CIBM which was included in income of the CIBM Entities. Except as set forth in the CIBM Financial Statements, none of the CIBM Entities has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code. Except as disclosed on
Schedule 3.10, CIBM has not requested or is considering to request a change in accounting method for the tax years 1999 or 2000.

     3.11 Environmental Suits and Proceedings.

          (a) For purposes of this Agreement, "CIBM Loan Portfolio Properties and Other Properties Owned" means those properties owned, leased, occupied or operated by any of the CIBM Entities, or held by any of the CIBM Entities as a fiduciary for the account of others, or which collateralize any outstanding loan or line of credit, whether or not such loan or line of credit is or has been in default.

          (b)  To the best knowledge of CIBM, and except as disclosed on
Schedule 3.11, none of the CIBM Entities have been or is in violation of or liable under any Environmental Law.

          (c)  To the best knowledge of CIBM, and except as disclosed on
Schedule 3.11, none of the CIBM Loan Portfolio Properties and Other Properties Owned, has been or is in violation of any Environmental Law and none of the CIBM Entities are liable for any such violations.

          (d)  To the best knowledge of CIBM, and except as disclosed on
Schedule 3.11, none of the CIBM Loan Portfolio Properties and Other Properties Owned is contaminated with any Hazardous Substance.

          (e) None of the CIBM Entities is, nor may be deemed to be, an "owner or operator" of a "facility" or "vessel" which owns, possesses, transports, generates, or disposes of a Hazardous Substance.

          (f)  To the best knowledge of CIBM, and except as disclosed on
Schedule 3.11, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the CIBM Loan Portfolio Properties and Other Properties Owned under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law.

     3.12 Authorization of Transactions.

          (a) The execution, delivery and performance of this Agreement by CIBM has been duly authorized by the Board of Directors of CIBM. Subject to all approvals as contemplated in this Agreement, CIBM has full corporate power to execute, deliver and perform this Agreement and Plan of Merger, and to consummate the transactions herein and therein contemplated, and such execution, delivery and performance do not violate any provisions of the Articles of Incorporation or Bylaws of CIBM, or any orders, agreements or directives to which CIBM is a party or is otherwise bound. Except for the approvals referred to in this Agreement, the approvals of the Board of Directors of CIBMAC and of CIBM, the sole shareholder of CIBMAC, no consent of any Regulatory Authority or other person is required to be obtained by CIBM in order to permit CIBM to perform its obligations hereunder or to permit consummation of the Merger.

          (b) Except as disclosed in Schedule 3.12, neither the execution and delivery of this Agreement by CIBM, the consummation by CIBM of the transactions contemplated hereby, nor the compliance by CIBM with any of the terms or provisions hereof will:

               (i) violate, conflict with, result in a breach of any provision of or the loss of any benefit under;

               (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under;

               (iii) result in termination of or a right of termination or cancellation under, accelerate the performance required by; or

               (iv) result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of any of the CIBM Entities under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which any of the CIBM Entities is a party, or by which any of the CIBM Entities or any of their respective properties or assets may be bound or affected.

     3.13 Broker's and Finder's Fees. Neither CIBM, nor any of its respective employees, officers or directors has employed any broker or finder, nor have they incurred any obligation or liability, contingent or otherwise, for any brokerage commission or finder's fee or like compensation with respect to the transactions contemplated in this Agreement or the Plan of Merger.

     3.14 Employee Compensation and Benefit Plans. Each of the CIBM employee benefit plans (as defined in Section 3(3) of ERISA) under which CIBM has or may have any obligation ("CIBM ERISA Plans"), and all employment contracts, all other employee compensation arrangements, all severance agreements and all other bonus, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase, stock appreciation and other employee benefit plans, funded or unfunded, under which CIBM has or may have any obligation ("CIBM non-ERISA Plans", and, together with CIBM ERISA Plans, the "CIBM Benefit Plans") have been administered, in all material respects, in compliance with its terms and the requirements of applicable law. CIBM does not have and has not had any CIBM Benefit Plans which are subject to Title IV of ERISA. Neither CIBM nor any of its affiliates, its employees, directors or agents, or any fiduciary, has violated Section 406 of ERISA or engaged in any "Prohibited Transaction" (as defined in Section 4975(c) (1) of the Code) with respect to any CIBM ERISA Plan. Each CIBM ERISA Plan that is intended to be qualified under Section 401 and related provisions of the Code is the subject of a determination letter from the IRS to the effect that it is so qualified under the Code and its related funding vehicle is tax-exempt, under Section 501 of the code. No matter relating to any CIBM Benefit Plan is pending before any court or governmental agency. Neither CIBM, nor any of its affiliates is, or has ever been, obligated to contribute to a multi-employer plan (as defined in Section 3(37) of ERISA). Except as required pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 and
Section 4980B of the Code, neither CIBM, nor any other party on behalf of CIBM, has any obligation or commitment to provide health, disability or life insurance or similar welfare benefits to former employees or members of their families. The representations and warranties set forth in this Section 3.14 are subject to the items described in Schedule 3.14.

     3.15 Undisclosed Liabilities. CIBM does not have any liabilities, whether accrued, absolute, contingent or otherwise, and whether due or to become due, existing or arising out of any transaction or state of facts existing on or prior to the date hereof that, either alone or when combined with all similar liabilities, has had, or would reasonably be expected to have, a Material Adverse Effect on CIBM, except (a) as fully disclosed, reflected or reserved against in the consolidated balance sheet of CIBM included in the CIBM June 30, 2000 Form 10-Q, (b) as disclosed on Schedule 3.15 to this Agreement, (c) as and to the extent arising under contracts, commitments, transactions or circumstances identified in this Agreement or the schedules or exhibits provided for herein, and (d) as and to the extent incurred in the ordinary course of business consistent with past practice since December 31, 1999.

     3.16 No Adverse Changes. Other than as specifically disclosed in this Agreement, or as disclosed in the CIBM Financial Statements, and the CIBM filings with the SEC filed, prior to the date hereof, since December 31, 1999, none of the CIBM Entities (a) has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, had, or could reasonably be expected to have, a Material Adverse Effect on CIBM, or (b) is subject to any condition, event, circumstance, fact or occurrence (other than changes resulting from or attributable to (i) changes in laws, regulations and GAAP or interpretations, or (ii) general economic or competitive conditions) that may reasonably be expected to result in a Material Adverse Effect on the business, income, assets, liabilities or financial condition of CIBM.

     3.17 Conduct of Business in Normal Course. Since December 31, 1999, the business of CIBM has been conducted only in the ordinary and usual course consistent with past practice.

     3.18 Investment Securities. Each of CIBM and the CIBM Banks has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of the CIBM Entities. Such securities are valued on the books of CIBM in accordance with GAAP.

     3.19 Properties and Assets.

          (a) CIBM and the CIBM Banks own or have a valid right to use, or a valid leasehold interest in, all real property used by them in the conduct of their respective businesses as such businesses are now being conducted, subject to no mortgage, pledge, lien, option, conditional sale agreement, encumbrance, security interest, title exceptions, restrictions, claim or charge of any kind except as set forth on Schedule 3.19(a). All material certificates, licenses and permits required for the lawful use and occupancy of such real property by any of CIBM and the CIBM Banks, as the case may be, have been obtained and are in full force and effect. Except as otherwise disclosed on Schedule 3.19(a), all real property carried by the CIBM Banks as OREO is the subject of a recent appraisal which complies with applicable regulatory requirements and is carried on the Bank's books at an amount that has been calculated in accordance with GAAP and applicable regulatory guidelines.

          (b) Except as disclosed on Schedule 3.19(b), all personal property owned by CIBM or the CIBM Banks, or used by any of them in their businesses, which had an original cost equal to or greater than $100,000, are owned free and clear of any liens, claims, encumbrances or rights of others and all of said assets are in good working condition, normal wear and tear excepted.

     3.20 No Defaults. All contracts, commitments or arrangements of the CIBM Entities which exceed $100,000, are valid and in full force and effect. Each of the CIBM Entities have fulfilled and taken all action reasonably necessary to date to enable them to fulfill, when due, all material obligations under all such contracts, commitments and arrangements to which it is a party. There are no defaults under any such contracts, commitments and arrangements, and no events have occurred that, with the lapse of time or election of any other party, will become defaults by any of the CIBM Entities which would have a Material Adverse Effect on CIBM. No breach or default by any other party under such contracts, commitments or arrangements has occurred or is threatened that will or could impair the ability of the CIBM Entities to enforce any of their rights thereunder in any material respect.

     3.21 No Omissions. None of the statements of essential facts contained in this Article III and none of the representations, warranties and covenants of CIBM contained herein, in the schedules provided for herein or in the CIBM Financial Statements is false or misleading in any material respect or omits to state a fact herein or therein necessary to make such statements not misleading in any material respect.


                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS

     4.1 Conduct of Business of the CFSI Entities. Between the date hereof and the Closing Date, the businesses of the CFSI Entities shall be conducted in the usual, regular and ordinary course consistent in all material respects with prudent banking practices and the CFSI Entities shall use reasonable efforts to preserve intact, except as otherwise provided in this Agreement, their reputation and business relationships with suppliers, customers, employees and others having business relationships with the CFSI Entities. Without limiting the foregoing, and without the prior written consent of CIBM, which consent will not be unreasonably withheld:

          (a) Except as to the exercise of any existing options to acquire CFSI Common Stock pursuant to their terms, no change shall be made in the Articles of Incorporation or Bylaws of the CFSI Entities or in the number of issued and outstanding shares of CFSI Common Stock, stock options (nor change any terms or provisions with respect to any existing stock options), or warrants of the CFSI Entities, except as necessary to meet minimum regulatory requirements or as required by a Regulatory Authority (provided that CFSI shall not sell any equity securities for less than 1.68 times its per share book value calculated pursuant to GAAP as of the month-end preceding the offering or sale of such equity securities);

          (b) no bonuses shall be awarded or paid to any officer or employee of the CFSI Entities and the compensation of officers and employees of the CFSI Entities shall not be increased, except that CFSI and the Bank may provide for normal annual bonuses and increases in salary consistent with past practices;

          (c) no loans, loan commitments, renewals or restructurings of loans, or letters of credit for $50,000 or more (including aggregation of loans to any one customer or related entities), shall be made by any of the CFSI Entities except for loans, renewals or restructurings currently committed to be made pursuant to written commitment letters, and other loans, renewals or restructurings, regardless of the amount, made in the ordinary course of business and consistent in all material respects with prudent banking practices and policies and applicable rules and regulations with respect to amount, terms, security and quality of the borrower's or borrowers' credit; provided, however, that none of the CFSI Entities shall make any new loans or loan commitments after the Valuation Date;

          (d) no dividends or other distributions shall be declared or paid by any of the CFSI Entities, nor shall the CFSI Entities adjust, split, combine or reclassify any capital stock; nor directly or indirectly redeem, purchase or otherwise acquire any of its shares of capital stock or grant any appreciation rights, if any, or grant any individual or corporation or other entity any right to acquire any shares of its capital stock, or issue any additional shares of capital stock, preferred stock, debt or other equity securities except as provided in Section 4.1(a);.

          (e) the CFSI Entities shall use their best efforts to maintain their present insurance and bond coverage in respect of its properties, assets and business;

          (f) none of the CFSI Entities shall make any investment either by purchase of stock or securities (other than investment securities allowed pursuant to Section 4.1(h) of this Agreement), make contributions to capital, transfer property , or purchase any property or assets from any other individual, corporation or other entity in excess of $10,000;

          (g) except for transactions in the ordinary course of business consistent with past practice, none of the CFSI Entities shall enter into, terminate or extend any material contract, agreement or commitment, or make any change in any of its material leases or contracts, other than renewals of contracts and leases, and then only if such changes do not materially alter the terms of the agreement;

          (h) none of the CFSI Entities shall purchase nor designate any existing or additional securities as "Held to Maturity", purchase any security with a maturity in excess of one year, nor restructure or materially change its investment securities portfolio through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported unless otherwise required by GAAP;

          (i) none of the CFSI Entities shall make any significant changes, outside the ordinary course of their respective businesses, in the general nature of the businesses conducted by the CFSI Entities, including but not limited to the investment or use of its assets, the liabilities it incurs, or the facilities it operates;

          (j) no employment, consulting or other similar agreements shall be entered into by any of the CFSI Entities except with regard to obtaining a fairness opinion in connection with the transaction contemplated by this Agreement;

          (k) except as otherwise provided herein, the CFSI Entities shall terminate and fully fund all CFSI Benefit Plans prior to the Closing;

          (l) none of the CFSI Entities shall incur any expense outside the ordinary course of its business, nor make or incur any expenditure for fixed assets, in excess of $10,000 for any single item or $20,000 in the aggregate, or enter into any leases of fixed assets having an aggregate annual rental in excess of $10,000;

          (m) none of the CFSI Entities shall sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation, or other entity, or cancel, release or assign any indebtedness to any such person or any claims held by such person, nor incur any liabilities or obligations, make any commitments or disbursements or acquire any property or asset, make any contract or agreement, or engage in any transaction, except in the ordinary course consistent in all material respects with prudent banking practices;

          (n) none of the CFSI Entities shall engage or agree to engage in any "covered transaction" within the meaning of Sections 23A or 23B of the Federal Reserve Act (without regard to applicability of any exemptions contained in said
Section 23A);

          (o) no changes of a material nature shall be made in the CFSI Entities' accounting procedures, methods, policies or practices or the manner in which they conduct their respective businesses and maintain their records;

          (p) the Bank shall not accept, renew or purchase public funds equal to or greater than $200,000, excepting the Bank's treasury, tax and loan account with the Federal Reserve Bank, nor accept, renew or purchase brokered deposits.

          (q) none of the CFSI Entities shall do or fail to do anything that will cause a breach of, or default under, any contract, agreement, commitment, obligation, appointment, plan, trust or other arrangement to which any of the CFSI Entities is otherwise bound or under where any of the CFSI Entities has agreed to act as a fiduciary or otherwise exercise fiduciary powers;

          (r) The CFSI Entities shall conduct their businesses in a manner that will not adversely affect the parties ability to obtain all necessary regulatory approvals for the transactions contemplated hereby and CFSI's ability to perform its obligation under this Agreement.

     4.2 Conduct of Business of CIBM. Between the date hereof and the Closing Date, the business of CIBM shall be conducted (and CIBM shall cause the business of its subsidiaries to be conducted) in the usual and ordinary course consistent in all material respects with prudent banking practices and in a manner that will not materially adversely affect the parties ability to obtain all necessary regulatory approvals for the transactions contemplated hereby or CIBM's ability to perform its obligations under this Agreement.

     4.3 Access to Information. From the date of this Agreement, and through the Closing, to the extent permissible under law, CFSI and CIBM shall, and shall cause their respective subsidiaries to provide the other and its respective directors, officers, employees, accountants, counsel and other representatives:

          (a) all reports on loans and investments, financial statements and internal and external audit reports;

          (b) supply to the other a copy of each final registration statement, prospectus, report, schedule and definitive proxy statement and other documents filed or received by it pursuant to the requirements of the Securities Acts and regulatory authorities;

          (c) full access to the others' properties, records and business activities and afford such persons the opportunity to observe the others' business activities and consult with its directors and officers regarding the same on an ongoing basis, provided that reasonable advance notice is given, such access is during normal business hours and does not interfere with business operations; and

          (d) full access to all other information or reports (including, but not limited to, minutes, notices, books, records, contracts, commitments, files, correspondence, tax work papers and audit work papers), as the other may reasonably request.

CIBM and CFSI will use such information solely for the purpose of conducting business, legal and financial reviews of the other, their compliance with all terms of the Agreement, and for such other purposes as may be related to this Agreement. CIBM and CFSI will, and each will direct their respective directors, officers, employees and advisors to, maintain the confidentiality of all such information.

     4.4  CFSI's Shareholders Meeting.

          (a) CFSI, acting through its Board of Directors, shall call, give notice, convene and hold a meeting of its shareholders approximately ten (10) days after the expected Valuation Date for the purpose of voting upon this Agreement and the Plan of Merger and the transactions contemplated herein in accordance with CFSI's Articles of Incorporation, Bylaws and the applicable Florida law (the "Shareholders Meeting"). CFSI, through its Board of Directors, consistent with the Board's fiduciary duties, shall recommend to its shareholders approval of this Agreement, the Plan of Merger and the Merger.

          (b) Prior to the Shareholders Meeting, CFSI and CIBM will prepare a definitive proxy statement (the "Proxy Statement") in accordance with the rules and regulations of the SEC , which will comprise part of the Registration Statement (as defined in Section 4.5) for use in connection with the Shareholders Meeting. The Proxy Statement shall contain (i) such information as would be required to be included in such a proxy statement under the Securities Acts, any applicable rules and regulations thereunder, and any applicable state corporate and securities laws applicable to the offering and sale of CIBM Common Stock in the Merger and the solicitation of proxies for the Shareholder Meeting, and (ii) such additional information as CIBM deems reasonably necessary so that the Proxy Statement may be included as part of the Registration Statement. CIBM shall furnish to CFSI such information relating to it and its affiliates and the transactions contemplated in this Agreement and the Plan of Merger and such further information as may be necessary or as may be reasonably requested by CFSI for use in the Proxy Statement. CFSI shall furnish CIBM and its counsel with a copy of the Proxy Statement in advance of mailing to its shareholders and a reasonable time prior to the proposed date on which the Registration

Statement is to be filed with the SEC, and CFSI shall make such changes to the Proxy Statement as CIBM deems necessary to permit the Proxy Statement to be included in the Registration Statement. CFSI shall not mail or otherwise furnish or publish to its shareholders any proxy solicitation material or other material relating to the Merger that might constitute a "prospectus" within the meaning of the Securities Act other than the Proxy Statement. Subject to the fiduciary duties of the directors of CFSI, the board of directors shall recommend to the shareholders of CFSI that they vote their shares in favor of the Merger and the Plan of Merger and shall reflect such recommendation in the Proxy Statement and take all lawful action to solicit proxies for and otherwise obtain shareholder approval of the Merger and Plan of Merger.

     4.5 Registration Statement. As soon as reasonably practicable after the date of the Agreement, CIBM shall file with the SEC a registration statement on an appropriate form under the Act, covering CIBM Common Stock to be issued pursuant to this Agreement and the Plan of Merger. CIBM shall use its best efforts to have the registration statement become effective and shall thereafter, until the Effective Date or termination of this Agreement, keep the same effective and, if necessary, amend and supplement the same. Such registration statement and any amendments and supplements thereto are referred to herein as the "Registration Statement." As soon as practicable after the date of this Agreement, CIBM shall make all filings, if any, required to obtain all blue sky permits, authorizations, consents or approvals required for the issuance of CIBM Common Stock. In advance of filing the Registration Statement, CIBM shall provide CFSI and its counsel with a copy of the Registration Statement and provide an opportunity to comment thereon, and thereafter shall promptly advise CFSI and its counsel of any substantive communication received by CIBM or its counsel from the SEC with respect to the Registration Statement. CFSI shall cooperate with CIBM in the preparation, filing and process of securing the effectiveness of the Registration Statement. CFSI shall furnish to CIBM such information relating to it, its affiliates and the transactions contemplated in this Agreement and the Plan of Merger, and such further and supplemental information as may be necessary or as may be reasonably requested by CIBM for use in the Registration Statement. CIBM will use its best efforts to register or qualify the shares in all jurisdictions in which such registration or qualifications is required, based on information provided by CFSI.

     4.6 Information to be Included in Proxy Statement and Registration Statement. None of the information furnished by CIBM or CFSI for inclusion in the Registration Statement, the Proxy Statement, or any other document filed with the SEC or any state securities commission, at the respective times at which such documents are filed with the SEC or such state securities commission, or, in the case of the Registration Statement, when it becomes effective, or, in the case of the Proxy Statement, when mailed or at the time of the Shareholders Meeting, shall be false or misleading with respect to any material fact or shall omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

     4.7 Affiliate Letters. CFSI shall provide CIBM with such information as reasonably necessary to determine the identity of those persons who may be deemed to be "affiliates" of CFSI within the meaning of Rule 145 (or any successor rule) promulgated by the SEC under the Securities Act or within the meaning of Commission Staff Accounting Bulletin No. 65 (interpreting certain requirements for treating a business combination as a pooling of interests) and a list of those persons whom CFSI believes may be deemed to be affiliates. Within 30 days of the execution of this Agreement, CFSI will obtain and deliver to CIBM affiliate letters, substantially in the form of Exhibit B attached hereto, from each of the directors and principal officers of CFSI, and CFSI will obtain such letters from the holders of five percent or more of the outstanding shares of the common stock of CFSI and from any other persons who, in the opinion of counsel for CIBM, may be deemed to be affiliates within the meaning of Rule 145 or Commission Staff Accounting Bulletin No. 65.

     4.8 Reasonable Efforts. The parties to this Agreement agree to use their reasonable efforts in good faith to satisfy the various conditions to the Closing and to consummate the Merger as soon as practicable. Neither of the parties hereto shall take any action that is intended or may reasonably be expected to result in a breach of the terms of this Agreement, any of its representations or warranties contained herein or in the schedules or exhibits provided for herein to be or become untrue, in any of the conditions set forth in Article V not being satisfied, or which would adversely effect the ability of CIBM to obtain any necessary regulatory approvals.

     4.9 Regulatory Approvals. CIBM, as soon as is reasonably practical, will take all appropriate action necessary to obtain the regulatory approvals referred to in Section 5.1(d) of this Agreement, and CFSI shall cooperate fully in the process of obtaining all such approvals. CIBM will provide CFSI copies of all applications or notices submitted to any Regulatory Authority related to this transaction, and all comments and correspondence sent or received with respect thereto. CFSI shall cause the Bank and their subsidiaries to cooperate fully in the process of obtaining such approvals.

     4.10 Business Relations and Publicity. CFSI will use reasonable efforts to preserve its, the Bank's and their respective subsidiaries' reputation and relationships with suppliers, clients, depositors, customers, employees and others having business relations with any of the CFSI Entities. No press release or other communication in connection with or relating to this Agreement or the transactions contemplated hereby (other than communications with appropriate regulatory authorities) shall be issued or made without the prior mutual consent of the parties hereto; provided, however, that either party may release information in connection with or relating to this Agreement or the transactions contemplated hereby if, in the opinion of counsel, the release of such information is required by law; provided, further, that prior to the release of any such information, the releasing party shall first notify the other party of the reason for the release and the information to be released.

     4.11 Loan Review and Allowance for Loan Loss. Prior to both the Valuation Date and the Closing, CIBM shall be entitled to review the Bank's loan portfolio, and shall be furnished with full information regarding the status of each loan contained therein (including, but not limited to, the payment history, whether any defaults have occurred, the nature and basis for any renewals, loan modifications or any agreements which materially altered or changed the terms of the loan when it was originated or purchased, and any and all collection efforts or loan workouts engaged in by the Bank), as of a date not more than thirty (30) days prior to the Closing Date. CFSI shall cause the Bank, prior to both December 31, 2000 and the Valuation Date, to write off, in whole or in part, all loans of the Bank that are required to be written off by a Regulatory Authority or pursuant to the policies, practices and procedures of CIBM.

     4.12 CIBMAC Shareholder Approval. CIBM, as the entity that will be the owner of all of the outstanding shares of capital stock of CIBMAC, shall cause this Agreement and the Plan of Merger to be approved in accordance with the FBCA.

     4.13 No Conduct Inconsistent with this Agreement. After the date of this Agreement, CFSI shall not permit or authorize any of its officers, directors, shareholders or employees, or any investment banker, attorney, accountant, agent or other representative of CFSI to directly or indirectly solicit, invite, entertain, encourage, facilitate, participate in or undertake any discussions for the purpose of merging or consolidating any of the CFSI Entities with any other person, entity or group, cause any of the CFSI Entities to sell any of its assets or any shares of its capital stock to any other person, entity or group or to issue or grant any options or rights to purchase shares of any class of its stock to any other person, entity or group, or cause the liquidation of any of the CFSI Entities. None of the CFSI Entities shall enter into any agreement to accomplish any of the foregoing, except (a) upon the termination of this Agreement pursuant to Section 7.4 of this Agreement; (b) with the prior written consent of CIBM; (c) pursuant to a written direction from any Regulatory Authority; or (d) upon CFSI receiving an unsolicited bonafide offer from a third party where the Board of Directors of CFSI reasonably believes, after consultation with counsel, that the Board of Directors fiduciary duties require it to enter into discussions with such party. The Board of Directors of CFSI and any committee thereof shall not withdraw or modify their approval recommendation of the transactions contemplated by this Agreement and the Plan of Merger, or approve, recommend or propose publicly any other takeover proposal by another except where the board of directors fiduciary duties require the same.

     4.14 Confidential Information. CFSI and CIBM each covenant that, in the event the transactions contemplated in this Agreement are not consummated, each will keep in strict confidence, except as required by law, and each shall return, all documents and information concerning the properties, business and assets of the other party that may have been obtained in the course of negotiations or examination of the affairs of the other party either prior or subsequent to the execution of this Agreement (other than such information as shall be in the public domain or otherwise ascertainable from public, or other sources that are not bound by confidentiality obligations in favor of CFSI or
CIBM).

     4.15 Maintenance of Capital Levels. CIBM and CFSI, and their respective subsidiaries, shall maintain at least the minimum capital levels as required by Regulatory Authorities.

     4.16 No Control of CFSI by CIBM. Other than as set forth in this Agreement, until the Effective Date, the management of the CFSI Entities and the authority to establish and implement their business policies shall reside solely in the CFSI Entities' officers and Boards of Directors.

     4.17 Employees.

          (a) All wages, accrued but unpaid bonuses, accrued vacation time and all other accrued and vested benefits of the employees of the CIBM Entities and the CFSI Entities, including severance payments due to John M. Tench or Walter
A. Alvarez and deferred commissions due to William Schuh, shall be, prior to the Valuation Date, paid and/or accrued through the Effective Date.

          (b) CFSI agrees to cooperate with CIBM regarding the manner in which the existing employees of the CFSI Entities are notified of the execution of this Agreement. CFSI shall announce the transactions contemplated by this Agreement at a meeting of its employees at which representatives of CIBM shall be allowed to be present and answer questions. CFSI shall render reasonable assistance to CIBM in regard to continuing the employment of any of the CFSI Entities' employees.

     4.18 Termination of CFSI 401(k) Plan.

          (a) Prior to the Effective Date, CFSI shall take all necessary action to terminate the Citrus Bank 401(k) Plan and upon termination of the Citrus Bank 401(k) Plan, all participants thereunder (the "Plan Participants") shall fully vest. Within thirty (30) days of this Agreement, in anticipation of such termination, CFSI shall apply for and use their best efforts to obtain a letter from the IRS as to the tax qualified status of the Citrus Bank 401(k) Plan upon its termination (the "Final Determination Letter"). Prior to the Closing, the Citrus Bank 401(k) Plan shall be fully funded and no further contribution thereto shall be required by CFSI or CIBM.

          (b) In the event that CFSI prior to the Effective Date, and CIBM after the Effective Date, reasonably determine that the 401(k) Plan cannot obtain a favorable Final Determination Letter, or that the amounts held therein cannot be so applied, allocated or distributed without causing the Citrus Bank 401(k) Plan to lose its qualified status, CFSI prior to the Effective Date and CIBM after the Effective Date shall take such action as they may reasonably determine with respect to the distribution of benefits to the Plan Participants, provided that the assets of the Citrus Bank 401(k) Plan shall be held or paid for the benefit of the Plan Participants and further that in no event shall any portion of the amounts held in the Citrus Bank 401(k) Plan revert directly or indirectly to CFSI or any affiliate thereof, or to CIBM or any affiliate thereof.

     4.19 Directors' and Officers' Liability Insurance. Prior to the Closing Date, CFSI shall assist CIBM in purchasing single (one-time) premium tail directors' and officers' liability insurance coverage, covering the employees, directors and officers of all the CFSI Entities (of at least the same coverage and amounts, and containing terms which are not materially less advantageous than the directors' and officers' liability insurance policy in force on the date of this Agreement and more fully described on Schedule_2.6 of this Agreement) for four (4) years from the Effective Date for present and former directors and officers for matters existing or occurring prior to, at or after the Effective Date (the "Tail Insurance"). CIBM shall pay seventy-five percent (75%) of the cost of the Tail Insurance and CFSI shall pay twenty-five percent (25%) of the cost of the Tail Insurance.

     4.20 Boards of Directors of the CFSI Entities. At the Closing, CFSI shall deliver to CIBM resignations of all Directors of the CFSI Entities, except those specifically set forth in the Plan of Merger or as identified by CIBM prior to the Closing. The letters of resignation shall be in a form acceptable to CIBM and shall contain releases of liability as required by CIBM.

     4.21 Accruals. All costs and expenses reasonably estimated to be incurred by the CFSI Entities and the CIBM Entities, including all professional fees, costs and expenses payable to the CFSI Entities' and the CIBM Entities' respective attorneys, accountants, agents, consultants and advisors relative to this transaction, shall be paid or accrued on or prior to the Valuation Date and be properly recorded on the applicable books and records of the CFSI Entities and the CIBM Entities.

     4.22 Untrue Representations and Warranties. During the term of this Agreement, if any party becomes aware of any facts or of the occurrence or impending occurrence of an event which would cause one or more of the representations and warranties of such party contained in this Agreement to be or become untrue as of the Closing Date, then:

          (a) such party shall immediately give detailed written notice thereof to the other party; and

          (b) such party shall use reasonable efforts to change such facts or events to make such representations and warranties true, unless the same shall have been waived by the other party in writing.

     4.23 Shareholder List. Immediately prior to the mailing of the Proxy Statement, CFSI shall make available to CIBM its list of shareholders, including the name and address of each shareholder and the number of shares of Common Stock of CFSI held by each shareholder, including shares owned beneficially by each such shareholder. Except as otherwise provided in this Agreement, CIBM shall not independently solicit the shareholders of CFSI prior to the Closing relative to the merits of this transaction.

     4.24 Shareholder Voting Agreement. Contemporaneously with the execution of this Agreement, CFSI shall deliver to CIBM a Shareholder Voting Agreement, substantially in the form of Exhibit C-1 or C-2 (for any shareholder who is the holder of CFSI Stock Options) attached hereto, from each beneficial owner (as defined in Rule 13d-3 under the Securities Act of 1934, as amended) who is an officer or director of CFSI.

     4.25 CIBM Common Stock Issuance. Notwithstanding anything to the contrary in this Agreement, CIBM may, as determined by CIBM in its sole discretion, raise additional capital, including without limitation, an offering of CIBM Common Stock or CIBM Preferred Stock at a price no less than 1.75 times the book value per share of CIBM Common Stock or CIBM Preferred Stock calculated as of the last day of the month preceding the offering, or through the exercise of options by option holders pursuant to the terms of the option agreements. CIBM may also, in its sole discretion, grant options to directors, officers and employees consistent with past practices and, with shareholder approval, amend the CIB Marine Bancshares, Inc. Stock Option and Incentive Plan to increase the number of shares subject to the plan to no more than twelve and one-half percent (12.5%) of the total issued and outstanding shares of CIBM Common Stock.

     4.26 Dividends. CIBM shall not declare a dividend (stock, cash or otherwise) between the Valuation Date and the Effective Date.

     4.27 Employees. CIBM shall allow such employees of CFSI and the Bank who remain in the employ of CFSI and the Bank after the Effective Date to participate in and obtain those benefits afforded to other similarly situated employees of the CIBM Entities pursuant to the terms and conditions of such benefit programs.

                                    ARTICLE V
                              CONDITIONS PRECEDENT

     5.1 Conditions Precedent to Obligations of CIBM. Unless the conditions are waived by CIBM, all obligations of CIBM under this Agreement are subject to the fulfillment, prior to or at the Closing Date, of each of the following conditions:

          (a) Statements of Essential Facts: Performance of Agreements. The statements of essential facts contained in Article II of this Agreement and all representations and warranties of CFSI contained herein, or in any schedules or exhibits delivered by CFSI or on its behalf to CIBM pursuant to this Agreement, shall have been true and correct in all material respects as of this date and shall be true and correct in all material respects at the Closing as though made on the Closing Date, in each case to the reasonable satisfaction of CIBM, and CFSI shall have performed all covenants and agreements herein required to be performed by it on or prior to the Closing.

          (b) Due Diligence. CFSI shall have provided CIBM and its representatives (counsel and external accountants) full and complete access to all aspects of the businesses of the CFSI Entities, including, but not limited to all books, records, contracts, commitments, correspondence, reports, properties and assets of the CFSI Entities, and with the full and complete cooperation of the employees, officers, directors, agents and representatives of the CFSI Entities. No investigation by CIBM shall affect the representations and warranties of CFSI set forth herein.

          (c) Closing Certificate. CIBM shall have received a certificate signed by the Chief Executive Officer and another duly authorized officer of CFSI acceptable to CIBM, and dated as of the Closing Date, certifying in such detail as CIBM may reasonably request as to the fulfillment of the conditions to the obligations of CIBM as set forth in this Agreement and required to be fulfilled by the CFSI Entities on or prior to the Closing Date.

          (d) Regulatory and Other Approvals. CIBM shall have obtained all consents and approvals, including those of all regulatory agencies and other authorities having jurisdiction over this transaction necessary to complete the transactions contemplated by this Agreement and the Plan of Merger upon such terms and conditions, if any, as are satisfactory to CIBM in its reasonable judgment, all required waiting periods shall have expired, and there shall have been no motion for rehearing or appeal from such approval or commencement of any suit or action by any governmental authority seeking to enjoin the transaction provided for herein or to obtain other relief with respect thereto.

          (e) Approval of Merger and Delivery of Plan of Merger. The Plan of Merger and the transactions contemplated therein shall have been approved by the shareholders of CFSI in accordance with Florida law and the Articles of Incorporation and Bylaws of CFSI and the proper officers of CFSI shall have executed and delivered to CIBM and CIBMAC copies of the Plan of Merger in form suitable for filing with the Florida Secretary of State as part of the Articles of Merger and shall have delivered all such other certificates, statements or instruments as may be necessary or appropriate to effect such filings.

          (f) No Litigation. No suit or other action shall have been instituted or threatened seeking to enjoin the consummation of the transactions contemplated hereby, or by the Plan of Merger, or to obtain other relief in connection with this Agreement or the transactions contemplated hereby or thereby (including, but not limited to, substantial damages) which reasonably could be expected to result in the issuance of an order enjoining such transactions or result in a determination that any of the CFSI Entities has failed to comply with applicable legal requirements of a material nature in connection with the transactions contemplated herein or in the Plan of Merger. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental entity which prohibits, restricts or makes illegal the consummation of the transactions contemplated hereby, or of the Merger.

          (g) Opinion of Counsel. CIBM shall have received the opinion of counsel for CFSI, dated as of the Closing Date, and in form and substance satisfactory to CIBM and its counsel to the effect that:

               (i) CFSI is a corporation validly existing under the laws of the State of Florida. CFSI is registered as a bank holding company under the BHC Act.

               (ii) The Bank is a validly existing commercial bank under the laws of the United States.

               (iii) CRC and CMC are validly existing corporations under the laws of the State of Florida.

               (iv) The authorized capital stock of CFSI is (i) 10,000,000 shares of common stock, $3.15 par value per share, of which 1,423,402 shares (or such greater number of shares which may be issued and outstanding as a result of the exercise of existing options to acquire CFSI Common Stock) are issued and outstanding as of the Closing Date, and (ii) 1,000,000 shares of preferred stock, $5.00 par value per share, of which, as of the Closing Date, no shares were issued and outstanding. CFSI owns all of the issued and outstanding stock of the Bank.

               (v) The execution, delivery, and performance of this Agreement, the Plan of Merger, and the transactions contemplated herein and therein have been duly authorized by the Board of Directors and the shareholders of CFSI by the requisite vote of such shareholders under CFSI's Articles of Incorporation, its Bylaws and applicable Florida law, these being the only authorizations required under its Articles of Incorporation, its Bylaws, and the statutes of the State of Florida. The Agreement and Plan of Merger constitute the legal, valid and binding obligations of CFSI enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and to general principles of equity.

               (vi) The execution, delivery and performance of this Agreement and the Plan of Merger do not violate any provisions of the Articles of Incorporation or Bylaws of the CFSI Entities, or any material contract or agreement known to counsel by which CFSI is bound or any law, rule, regulation or, to counsel's knowledge, written order to which CFSI is subject.

               (vii) To the best of counsel's knowledge, there are no material claims, actions, suits, or proceedings pending or threatened against the CFSI Entities which depart from the ordinary, routine litigation incident to the kind of businesses carried on by each of the CFSI Entities which might reasonably be expected to have a Material Adverse Effect on either of the CFSI Entities.

               (viii) To the best knowledge of counsel, there are no actions, suits or proceedings pending or threatened against any of the CFSI Entities to enjoin consummation of the Merger or to obtain other relief (other than payment to dissenting shareholders) in connection with this Agreement, the Plan of Merger, or the transactions contemplated hereby or thereby.

In rendering the foregoing opinion, such counsel may rely on certificates of corporate officers or governmental officials as to factual matters.

          (h) No Adverse Changes. Between the date of this Agreement and the Closing Date, the businesses of the CFSI Entities shall have been conducted in the ordinary course consistent in all material respects with prudent banking practices, and there shall not have occurred any material adverse change or any condition, event, circumstance, fact or occurrence (other than general economic or competitive conditions) that may be expected to result in a Material Adverse Effect on the CFSI Entities' respective businesses, prospects, income, assets, liabilities or financial condition. None of the CFSI Entities shall have been made a party to, or threatened with any actions, suits, proceedings or litigation which, in the opinion of CIBM, will have or is likely to have a Material Adverse Effect on the respective financial condition, assets or businesses of the CFSI Entities.

          (i) Other Documents. CIBM shall receive at the Closing all such other documents, certificates or instruments as it may have reasonably requested evidencing compliance by CFSI with the terms of this Agreement and the Plan of Merger.

          (j) Comfort Letters. In the event CIBM determines within thirty (30) days of this Agreement to require "Comfort Letters", CIBM shall have received from KPMG and Stevens, Sparks & Co., P.A. such "Comfort Letters" dated the date of mailing of the Proxy Statement covering matters customary to transactions such as the Merger and in form and substance reasonably satisfactory to CIBM.

          (k) Fairness Opinion. CFSI shall have delivered to CIBM the fairness opinion from David A. Noyes & Company, updated as of the date of approximately the date of mailing of the Proxy Statement, the opinion to the effect that the Merger is fair, from a financial point of view, to the shareholders of CFSI.

          (l) Consents. To the extent required by law or contractual terms, the CFSI Entities shall have obtained the written consent to the Merger of other parties to leases or other contracts, commitments or arrangements to which any of the CFSI Entities is a party.

          (m) Dissenting Shares. Dissenter's rights have been exercised by shareholders who, in the aggregate, hold no more than seven and one half percent (7.5%) of the issued and outstanding stock of CFSI.

          (n) Benefit Plan Termination. Notwithstanding anything to the contrary herein, CFSI shall have fully funded the Citrus Bank 401(k) Plan and shall have, within thirty (30) days of this Agreement, filed for the Final Determination Letter, and CFSI shall have fully funded and terminated all other CFSI Benefit Plans, and provided evidence to the satisfaction of CIBM's counsel concerning same. CFSI shall have terminated any of its obligations to provide death benefits to employees, officers and/or directors, no payments of any kind will be required to be made on account of such termination after the Closing Date, and each such covered employee, officer and/or director shall have delivered a letter agreement acceptable to CIBM agreeing to the termination of any right to death benefits.

          (o) Effectiveness of the Registration Statement. The Registration Statement shall have become effective with respect to the shares of common stock of CIBM to be issued in the Merger, no stop order suspending the effectiveness of the Registration Statement shall have been issued, no proceeding for that purpose shall have been instituted or threatened, and all requests for additional information on the part of the SEC shall have been complied with to CIBM's reasonable satisfaction.

          (p) Financial Review. CIBM and KPMG, LLP shall have had an adequate opportunity to conduct such a review or examination of the financial condition, assets, liabilities, results of operation and businesses of the CFSI Entities as CIBM shall deem prudent, and such review or examination shall not have disclosed matters that are inconsistent in any material respect with the representations and warranties of CFSI contained in this Agreement.

          (q) Environmental Surveys. CIBM shall have received from CFSI copies of reports of Phase I environmental audits of all real property or facilities used by any of the CFSI Entities in the conduct of their businesses, and of such other properties or facilities in which any of the CFSI Entities has any interest (either individually or as a fiduciary) as identified by CIBM, conducted by an independent environmental consultant reasonably acceptable to CIBM. CFSI shall pay the cost of obtaining such Phase I environmental audits. No such environmental audit shall have identified any violation of the Environmental Laws or condition relating to the environment, human health or safety which could reasonably be expected to have a material adverse effect on the businesses, income, operations, assets, liabilities, financial conditions or prospects of any of the CFSI Entities.

          (r) Required Filings. CFSI shall have made all filings with the SEC and the regulatory agencies required for or necessitated by the consummation of the transactions contemplated by this Agreement.

          (s) Taxes. CFSI shall not have taken any action which impedes, impairs or prevents CIBM's ability to obtain the maximum tax benefits resulting from the adjustments set forth in Section 1.6.

          (t) Pooling of Interests Comfort Letter. All conditions have been met in order for the Merger to be accounted for as a pooling of interests under GAAP and CIBM shall have received a letter from KPMG LLC, in form satisfactory to CIBM, approving the accounting treatment of the Merger as a "pooling of interests" in accordance with GAAP prior to or on the Closing Date. CFSI shall have received and delivered to CIBM a letter from Stevens, Sparks & Co., P.A., in form satisfactory to CIBM approving the accounting treatment of the Merger as a "pooling of interests" in accordance with GAAP as of a date not more ten (10) business days prior to the Closing Date, and CFSI shall have not done, or failed to do, anything that would disallow pooling of interests accounting treatment of this transaction. After the date of this Agreement, CFSI shall use its best efforts to preclude significant shareholders and affiliates from purchasing CFSI Common Stock from other CFSI shareholders.

          (u) Affiliate Letters. Not later than 30 days following the date of execution of this Agreement, CFSI shall have received and delivered to CIBM, affiliate letters in the form of Exhibit B attached hereto, from each of the directors, principal officers, holders of five percent or more of the outstanding shares of CFSI Common Stock and from any persons who, in the opinion of counsel for CIBM, may be deemed to be "affiliates" within the meaning of Rule 145 under the Securities Act or Commission Staff Accounting Bulletin No. 65.

          (v) Employment Agreements. All consulting and/or employment agreements between any of the CFSI Entities and any of their respective officers, directors and employees, shall have been terminated at no further expense or obligation to CFSI, the Bank or their respective subsidiaries following the Valuation Date. CFSI shall have delivered to CIBM a release in a form acceptable to CIBM, executed by each such officer, director or employee, of any and all claims, demands or causes of action that either of them has or may have against the CFSI Entities or any of their respective employees, officers, directors or agents for any reason. Any severance or termination payments or benefits by any of the CFSI Entities to such individuals shall be acceptable to and approved by CIBM and paid in full or accrued on or prior to the Valuation Date.

          (w) Country Club Membership Termination. The CFSI Entities shall have terminated or transferred all country club memberships of any of the CFSI Entities with no further obligation or liability to the CFSI Entities.

     5.2 Conditions Precedent to Obligations of CFSI. Unless the conditions are waived by CFSI, all obligations of CFSI under this Agreement and under the Plan of Merger, are subject to the fulfillment, prior to or at the Closing Date, of each of the following conditions:

          (a) Representations and Warranties of CIBM; Performance of Agreements. The statements of essential facts contained in Article III of this Agreement and the representations and warranties of CIBM contained herein, or in any schedules or exhibits delivered by CIBM or on its behalf to CFSI pursuant to this Agreement shall have been true and correct in all material respects as of this date and shall be true and correct in all material respects at the Closing as though made on the Closing Date (subject to Section 4.25), in each case to the reasonable satisfaction of CFSI, and CIBM shall have performed all agreements herein required to be performed by it on or prior to the Closing.

          (b) Due Diligence. CIBM shall have provided CFSI and its representatives (counsel and external accountants) full and complete access to all aspects of the businesses of the CIBM Entities, including, but not limited to all books, records, contracts, commitments, correspondence, reports, properties and assets of the CIBM Entities, and with the full and complete cooperation of the employees, officers, directors, agents and representatives of the CIBM Entities. No investigation by CFSI shall affect the representations and warranties of CIBM set forth herein.

          (c) Closing Certificate. CFSI shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of CIBM and dated as of the Closing Date, certifying in such detail as CFSI may reasonably request, as to the fulfillment of the conditions to the obligations of CFSI as set forth in this Agreement and required to be fulfilled by the CIBM Entities on or prior to the Closing Date, including the number of issued and outstanding shares of CIBM common stock on a date no more than two days prior to the Closing Date, the number of shares reserved for issuance of stock options and the number of option shares granted.

          (d) Regulatory and Other Approvals. CIBM shall have duly obtained all consents and regulatory approvals of all regulatory agencies and other authorities having jurisdiction over this transaction necessary to complete the transactions contemplated by this Agreement and the Plan of Merger upon such terms and conditions, if any, as are satisfactory to CIBM in its reasonable judgment, all required waiting periods shall have expired, and there shall have been no motion for rehearing or appeal from such approval or commencement of any suit or action by any governmental authority seeking to enjoin the transaction provided for herein or to obtain other relief with respect thereto.

          (e) Approval of Merger and Delivery of Plan of Merger. The Plan of Merger and the transactions contemplated therein shall have been approved by the Board of Directors and the sole shareholder of CIBMAC in accordance with governing statutes and the respective Articles of Incorporation and Bylaws of CIBMAC. The proper officers of CIBMAC shall have executed copies of the Plan of Merger in form suitable for filing with the Florida Secretary of State as part of the Articles of Merger.

          (f) No Litigation. No suit or other action shall have been instituted or threatened seeking to enjoin the consummation of the transactions contemplated hereby or by the Plan of Merger, or to obtain other relief in connection with this Agreement or the transactions contemplated hereby or thereby (including, but not limited to, substantial damages) which reasonably could be expected to result in the issuance of an order enjoining such transactions or result in a determination that CIBM has failed to comply with applicable legal requirements of a material nature in connection with the transactions contemplated herein or in the Plan of Merger. No statue, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental entity which prohibits, restricts, or makes illegal the consummation of the transactions contemplated herby, or the Merger.

          (g) Opinion of Counsel. CFSI shall have received the opinion of counsel for CIBM and CIBMAC, dated as of the Closing Date, in form satisfactory to CFSI and its counsel to the effect that:

               (i) CIBM is a corporation validly existing under the laws of the State of Wisconsin. CIBM is registered as a bank holding company under the BHC Act.

               (ii) CIBMAC is a validly existing corporation under the laws of the State of Florida.

               (iii) The execution, delivery, and performance of this Agreement, and the Plan of Merger, and the transactions contemplated herein and therein have been duly authorized by the Board of Directors of CIBM and the sole shareholder of CIBMAC, these being the only authorizations required under their Articles of Incorporation, Bylaws, and the statutes of the State of Florida. The Agreement and the Plan of Merger constitute the legal, valid and binding obligations of CIBM and CFSI enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and to general principles of equity.

               (iv) The execution, delivery and performance of this Agreement and the Plan of Merger do not violate any provisions of the Articles of Incorporation or Bylaws of CIBM or any material contract or agreement known to counsel by which CIBM is bound or any law, rule, regulation or, to counsel's knowledge, written order to which CIBM is subject.

               (v) The execution, delivery and performance of the Plan of Merger do not violate any provisions of the Articles of Incorporation or Bylaws of CIBMAC or any material contract or agreement known to counsel by which CIBMAC is bound or any law, rule, regulation or, to counsel's knowledge, written order to which CIBMAC is subject.

               (vi) To the best of counsel's knowledge, there are no material claims, actions, suits or proceedings pending or threatened against CIBM or CIBMAC which depart from the ordinary, routine litigation incident to the kind of business carried on by CIBM or CIBMAC which might reasonably be expected to have a Material Adverse Effect on CIBM or CIBMAC.

               (vii) To the best knowledge of counsel, there are no actions, suits or proceedings pending or threatened against CIBM or CIBMAC to enjoin consummation of the Merger or to obtain other relief (other than payment to dissenting shareholders) in connection with this Agreement, the Plan of Merger, or the transaction contemplated hereby or thereby.

In rendering the foregoing opinion, such counsel may rely on certificates of corporate officers or governmental officials as to factual matters.

          (h) No Adverse Changes. Between the date of this Agreement and the Closing Date, the businesses of the CIBM Entities shall have been conducted in the ordinary course consistent in all material respects with prudent banking practices, and there shall not have occurred any material adverse change or any condition, event, circumstance, fact or occurrence (other than general economic or competitive conditions) that may be expected to result in a Material Adverse Effect on the CIBM Entities' respective businesses, prospects, income, assets, liabilities or financial condition. None of the CIBM Entities shall have been made a party to, or threatened with any actions, suits, proceedings or litigation which, in the opinion of CFSI, will have or is likely to have a Material Adverse Effect on the respective financial condition, assets or businesses of the CIBM Entities.

          (i) Other Documents. CFSI shall have received at the Closing all such other documents, certificates or instruments as it may have reasonably requested evidencing compliance by CIBM with the terms of this Agreement.

          (j) Comfort Letters. In the event CIBM requires "Comfort Letters" pursuant to Section 5.1(j) of this Agreement, CFSI shall have received from KPMG LLP and Stevens, Sparks & Co., P.A. "Comfort Letters" dated the date of mailing of the Proxy Statement covering matters customary to transactions such as the Merger.

          (k) Fairness Opinion. David A. Noyes & Company shall have delivered to the Board of Directors of CFSI a fairness opinion in form and substance reasonably satisfactory to CFSI, updated as of a date approximately the date of mailing of the Proxy Statement,the opinion that the Merger is fair from a financial point of view to the shareholders of CFSI.


                                   ARTICLE VI
                                    SURVIVAL

     6.1 Except for agreements of the parties that are specifically provided by this Agreement or the Plan of Merger to be performed after the Closing Date (including agreements contained in Article I and in Sections 7.1 and 7.2 hereof), all statements, representations and warranties made herein, in the Plan of Merger, or in connection therewith or with the transactions contemplated thereby, by either party or any of its respective agents, employees, representatives, officers, directors or shareholders shall not survive the Closing.

                                   ARTICLE VII
                               GENERAL PROVISIONS

     7.1 Further Assurances. Each of the parties hereto agrees that at any time and from time to time after the Closing, it will cause to be executed and delivered to any party such further instruments or documents as such other party may reasonably require to give effect to the transactions contemplated hereby and the Plan of Merger.

     7.2 Expenses. Each of the parties to this Agreement shall bear the costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby; provided, however, that:

          (i) in the event this Agreement is terminated by CIBM solely because of nonfulfillment of Sections 5.1(m) and (t), CFSI shall reimburse CIBM in an amount not to exceed $100,000 for out-of-pocket expenses, subject to verification thereof, it has incurred in furtherance of this Agreement and the transactions contemplated herein, including, but not limited to, reasonable fees of professionals engaged for such purpose by or on behalf of CIBM, provided that, notwithstanding any other provision of this Agreement, neither CFSI nor CIBM shall be required to pay the other for reimbursement of expenses incurred in furtherance of this Agreement and the transactions contemplated herein if this Agreement is terminated by CIBM solely because Section 5.1(m) has not been fulfilled but Section 5.1(t) has been satisfied;

          (ii) except as provided in clause (i), in the event this Agreement is terminated by CIBM pursuant to Section 7.4(c) or (d), excepting for nonfulfillment or waiver of Sections 5.1(d), (o) or (t) (provided that the conduct of CIBM results in the failure of KPMG, LLP to deliver a letter approving the accounting treatment of the merger as a pooling of interest), or CFSI pursuant to Section 7.4(e) hereof, then CFSI shall reimburse CIBM in an amount of $300,000 for out-of-pocket expenses, subject to verification thereof, it has incurred in furtherance of this Agreement and the transactions contemplated herein, including, but not limited to, reasonable fees of professionals engaged for such purpose by or on behalf of CIBM;

          (iii) in the event this Agreement is terminated by CFSI pursuant to
Section 7.4(c) or (d), excepting for nonfulfillment or waiver of Sections 5.2(d), CIBM shall reimburse CFSI in an amount not to exceed $100,000 for out-of-pocket expenses, subject to verification thereof, it has incurred in furtherance of this Agreement and the transactions contemplated herein, including, but not limited to, reasonable fees of professionals engaged for such purposes by or on behalf of CFSI; and

          (iv) nothing herein contained shall require one party to pay the other reimbursement of expenses in connection with the Merger as a result of termination of this Agreement pursuant to Section 7.4(a).

     7.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective heirs, successors, assigns and personal representations of the parties hereto; provided, however, that no party may assign this Agreement without the written consent of the other party, provided that CIBM may assign this Agreement to any wholly-owned subsidiary of CIBM if CIBM remains fully responsible for the performance of its obligations hereunder and such assignment shall not adversely affect regulatory approval of the transactions contemplated by this Agreement in a material respect.

     7.4 Termination. This Agreement may be terminated (a) at any time by agreement of CIBM and CFSI; (b) by either CIBM or CFSI if the Closing has not occurred on or before October 15 , 2001, or such later date as agreed to by CIBM and CFSI; (c) by either CIBM or CFSI if any of the conditions precedent to the obligations of such terminating party contained in Articles V hereof shall not have been satisfied or waived and shall have become reasonably incapable of fulfillment; (d) by either CIBM or CFSI if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of its covenants or agreements herein contained and such default shall not have been fully cured within a reasonable time, but in no event more than twenty (20) days, after written notice specifying the alleged default shall have been given; or (e) by CFSI if the Board of Directors after consultation with counsel determines that its fiduciary duties require it to accept an unsolicited offer from a third party and CFSI shall have delivered to CIBM an opinion of counsel to such effect and CIBM shall have elected not to exercise its right of first refusal pursuant to Section 7.5 hereof. Notwithstanding anything contained in this Section 7.4 to the contrary, neither CIBM or CFSI shall be entitled to collect expenses under Section 7.2 if at the time such party is in material breach of any of its representations, warranties, covenants or agreements.

     7.5  Right of First Refusal.

          (a) In the event that prior to the consummation of the transactions contemplated by this Agreement the CFSI Board of Directors receives an unsolicited third party offer to (i) acquire beneficial or record ownership of at least a majority of the outstanding shares of CFSI Common Stock, (ii) acquire all or substantially all of any of the CFSI Entities assets, or (iii) engage in a merger, consolidation, recapitalization or other business combination with such third party, CFSI shall deliver to CIBM written notice of such proposed acquisition which shall contain a description of the principal terms of the proposed acquisition (the "Proposal"), including the purchase price (payment of which shall be subject only to satisfaction of customary closing conditions and the receipt of all necessary regulatory approvals), the time and place of closing of such acquisition, and all other material terms of the proposed acquisition. Within thirty (30) days after delivery of the Proposal, CIBM shall notify CFSI as to whether or not it intends to exercise its right of first refusal set forth in clause (b). In the event a Proposal contains purchase price consideration other than cash and CFSI and CIBM cannot agree upon the appropriate stock or cash equivalent, CFSI and CIBM shall select an investment banker mutually agreeable to each of them for purposes of valuing any non-cash consideration contained in the Proposal. CFSI and CIBM shall each pay one-half of the fees and expenses of any such investment banker.

          (b) For a period of 30 days after delivery of the Proposal (or such longer time period as may be required to obtain all necessary regulatory approvals or, with respect to any financial commitments CIBM requires to consummate the acquisition, such longer period as shall be reasonably necessary and negotiated by the parties), CIBM shall have the sole and exclusive right to acquire CFSI for the consideration and on such other terms and conditions stated in the Proposal (or in the case of noncash consideration, as determined in the manner described in clause (a)). In the event CIBM determines not to exercise its right of first refusal hereunder, CIBM shall remain entitled to the remedies set forth in Section 7.2 and 7.6 hereof in accordance with the terms thereof.

     7.6 Cancellation Fee. In the event CFSI terminates the Agreement pursuant to Section 7.4(e), CFSI shall make a cash payment to CIBM in an amount equal to $500,000. The cancellation fee set forth herein shall be in addition to any expenses CFSI is obligated to pay to CIBM under Section 7.2 of this Agreement.

     7.7 Loan Put Agreement. In the event this Agreement is terminated pursuant to Section 1.5(c)(i) or (iii), Section 7.4(a) or (b), or by CFSI pursuant to
Section 7.4(c) or (d), CFSI shall have the option to put to CIBM any and all loans made after the date of this Agreement by CFSI or the Bank that had an original principal amount of $25,000 or more provided that: (a) CFSI shall have provided to CIBM all information reasonably requested by CIBM to approve or disapprove of each such loan; (b) CIBM shall have consented in writing to the making of each such loan by CFSI or the Bank; (c) each such loan is evidenced by promissory notes or other evidences of indebtedness, which, with all ancillary security documents, constitute valid and binding obligations of the Bank and each of the other parties thereto, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights and remedies generally and by applicable laws or principles of equity which may affect the availability of equitable remedies; (d) none of such loans is subject to any defense, set-off or counterclaim of any party liable thereon and all such loans which are secured, as evidenced by the ancillary security documents, are so secured by valid and enforceable liens; (e) each such loan is assignable under applicable law; and (f) CFSI shall have identified in writing within five (5) business days after the date of the termination of this Agreement ("Put Notice") all such loans that CFSI and the Bank shall put to CIBM. CIBM shall purchase all such loans properly put to CIBM on a date no more than ten (10) days after receipt of the Put Notice ("Purchase Date") for an amount equal to the outstanding principal balance of the loan plus accrued interest as of the Purchase Date less any loan origination or similar fees received by CFSI or the Bank. CFSI and the Bank shall assign and transfer and deliver to CIBM all promissory notes, evidences of indebtedness, security agreements and all other loan documents of CFSI and the Bank relating to each such loan and CFSI and the Bank shall make, execute and deliver all documents required by CIBM to assign and transfer such loans to CIBM.

     7.8  Certain Definitions.

          (a) Material Adverse Effect means a material adverse effect on (i) the business, operations, results of operations or financial condition of such party and its subsidiaries taken as a whole or (ii) the ability of such party to consummate the transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include changes in banking or similar laws of general applicability or interpretations thereof by courts or governmental authorities, required changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, or, any result of an action taken by a CFSI Entity or a CIBM Entity at the written direction of the other, which action is not expressly compelled by a provision in this Agreement;

          (b) Regulatory Authority means the Federal Reserve Board, the Federal Deposit Insurance Corporation, any state regulatory authority, the Office of the Comptroller of Currency, the Office of Thrift Supervision, SEC, or any other governmental agency with jurisdiction over this transaction or the business or affairs of the CIBM Entities or the CFSI Entities.

     7.9 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally; (b) the third business day after being deposited in the United States mail registered or certified (return receipt requested); (c) the first business day after being deposited with Federal Express or any other recognized national overnight courier service; or (d) on the business day on which it is sent and received by facsimile, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  If to CIBM, addressed to:

               J. Michael Straka, President and CEO
               CIB MARINE BANCSHARES, INC.
               N27 W24025 Paul Court
               Pewaukee, WI  53072
               Tel. No. (262) 695-6010
               Fax No. (262) 695-6014

               with a copy to:

               Donald J. Straka, SVP and General Counsel
               CIB MARINE BANCSHARES, INC.
               N27 W24025 Paul Court
               Pewaukee, WI  53072
               Tel. No. (262) 695-6010
               Fax No. (262) 695-6014

          (b)  If to CFSI or the Bank, addressed to:

               Citrus Financial Services, Inc.
               Randy J. Riley
               1717 Indian River Boulevard, Suite 100
               Vero Beach, FL  32960
               Tel. No. (561) 778-4100

               Fax No. (561) 562-6008

               with a copy to:

               A. George Igler, Esq.
               Igler & Dougherty P.A.
               1501 Park Avenue East
               Tallahassee, FL  32301
               Tel No. (850) 878-2411
               Fax No. (850) 878-1230


     7.10 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida. The parties hereby agree and consent to personal jurisdiction and service and venue in any federal or state court in either Palm Beach or Indian River Counties, Florida.

     7.11 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures to each counterpart were upon the same instrument.

     7.12 Severability. In the event that any provisions(s) of this Agreement or any portion thereof shall be finally determined to be unlawful or unenforceable, such provision(s) or portion thereof shall be deemed to be severed from this Agreement, and every other provision, and any portion of a provision that is not invalidated by such determination shall remain in full force and effect. To the extent that a provision is deemed unenforceable by virtue of its scope but may be made enforceable by limitation thereof, such provision(s) shall be enforceable to the fullest extent permitted under the laws and public policies of the State of Wisconsin.

     7.13 Captions. The captions in this Agreement are for convenience only and shall not be deemed to explain, limit or amplify any of the provisions hereof.

     7.14 Entire Agreement: Amendment. This Agreement, with its exhibits and the schedules delivered pursuant to it, sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements and communications, whether oral or written. This Agreement may only be modified or amended by an agreement in writing signed by CIBM and CFSI.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.


CITRUS FINANCIAL SERVICES, INC.              CITRUS BANK, N.A.



By: /s/ Randy J. Riley                       By: /s/ Randy J. Riley
--------------------------------                 -------------------------------
       Randy J. Riley                               Randy J. Riley
Title: Interim President and CEO             Title: President and CEO



CIB MARINE BANCSHARES, INC.



By: /s/ J. Michael Straka
--------------------------------
        J. Michael Straka
Title:  President and CEO

                                   [EXHIBIT A]

                          PLAN AND AGREEMENT OF MERGER
                                     BETWEEN
                             CIBM ACQUISITION CORP.
                                       AND
                         CITRUS FINANCIAL SERVICES, INC.
                     UNDER THE ARTICLES OF INCORPORATION OF
                         CITRUS FINANCIAL SERVICES, INC.


     This Plan and Agreement of Merger (this "Plan of Merger") is made and entered into this 6th day of March, 2001, by and between CIBM ACQUISITION CORP. (hereinafter called "CIBMAC" and CITRUS FINANCIAL SERVICES, INC. (hereinafter called "CFSI" or, where appropriate, the "Surviving Corporation").


                                   WITNESSETH:

WHEREAS, CIBMAC has an authorized capitalization consisting of 1,000 shares of common stock, par value $1.00 per share (the "CIBMAC Common Stock"), all of which are issued and outstanding and are owned of record and beneficially by CIB Marine Bancshares, Inc. ("CIBM"), a Wisconsin corporation as of the date hereof; and

WHEREAS, CFSI has an authorized capitalization consisting of 10,000,000 shares of capital stock, par value $3.15 per share, of which 1,423,402 shares of common stock (the "CFSI Common Stock") are issued and outstanding as of the date hereof, and 1,000,000 shares of preferred stock, par value $5.00 per share, of which no shares of preferred stock are issued and outstanding as of the date hereof;

WHEREAS, the Boards of Directors of CIBMAC and CFSI deem it advisable to merge CIBMAC with and into CFSI (the "Merger") under the name of Citrus Financial Services, Inc. in accordance with Sections 607.1101, 607.1103 and 607.1105 of the Florida Business Corporation Act (the "FBCA");

WHEREAS, CIBM and CFSI have entered into an Agreement and Plan of Reorganization, dated as of March 6, 2001 (the "Agreement"), providing for the Merger;

WHEREAS, the Boards of Directors of CIBM and CIBMAC have approved this Plan of Merger and the Merger, no action by the stockholders of CIBM is required under the Wisconsin Business Corporation Act and no action by the shareholders of CIBMAC is required pursuant to Section 607.1103(7) of the FBCA; and

WHEREAS, the Board of Directors and the shareholders of CFSI have approved this Plan of Merger and the Merger in accordance with Section 607.1103 of the FBCA.

NOW THEREFORE, with the foregoing recitals incorporated herein by this reference, and in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                                   THE MERGER

     1.1 Surviving Corporation. Subject to the terms and conditions of this Plan of Merger, CIBMAC shall be merged into, and under the Articles of Incorporation of, CFSI pursuant to the provisions of, and with the effect provided in, the FBCA, and CFSI shall be the corporation resulting from such merger (the "Surviving Corporation"). The name of the Surviving Corporation shall be "Citrus Financial Services, Inc." and the present designated corporate headquarters of CFSI at 1717 Indian River Boulevard, Suite 100, Vero Beach, Florida shall be the designated headquarters of the Surviving Corporation.

     1.2 Effective Date. As soon as is reasonably practicable after the date hereof, this Plan of Merger shall be submitted to the Secretary of State of the State of Florida ("Florida Secretary of State") as part of the Articles of Merger, pursuant to Section 607.1105 of the FBCA. The Merger shall become effective on the date on which the Articles of Merger become effective (the "Effective Date") pursuant to Section 607.1106 of the FBCA.

     1.3 Articles of Incorporation. The Articles of Incorporation of CFSI as in effect immediately prior to the Effective Date, shall be the Articles of Incorporation of the Surviving Corporation.

     1.4 By-Laws. The Bylaws of CFSI as in effect as of the Effective Date, shall be the By-Laws of the Surviving Corporation until the same shall be thereafter altered, amended or repealed in accordance with said By-Laws, Articles of Incorporation, and applicable law.

     1.5 Directors and Officers. As of the Effective Date, the directors of the Surviving Corporation shall consist of the following persons:

                        J. Michael Straka
                        Roy H. Lambert
                        Jose Araujo

     As of the Effective Date, the officers of the Surviving Corporation shall consist of the following persons:

                        President and Chief Executive Officer: J. Michael Straka Secretary and Treasurer: Steven T. Klitzing


                                   ARTICLE II
                                EFFECT OF MERGER

     2.1 Corporate Existence. As of the Effective Date, the corporate existences of each of the Merging Corporations shall, with the full effect provided for in the FBCA, be merged into and continued in the Surviving Corporation under the Articles of Incorporation of CFSI. The Surviving Corporation shall be considered the same business and corporate entity as each of the Merging Corporations, with all the property, rights, powers, duties and obligations of each of the Merging Corporations except as affected by the laws of the State of Florida and by the Articles of Incorporation and By-Laws of the Surviving Corporation. The separate existence of CIBMAC shall cease except to the extent provided by applicable law.

     2.2 Rights and Liabilities of the Surviving Corporation. The Surviving Corporation shall be liable for all liabilities of each of the Merging Corporations, and all rights, franchises and interests of each of the Merging Corporations in and to every type of property, real, personal and mixed, and any chose in action thereunto belonging, shall be deemed to be transferred to and vested in the Surviving Corporation without any deed or other transfer, and the Surviving Corporation, without any order or other action on the part of any court or otherwise, shall hold and enjoy the same and all rights of property, franchises, and interests, including appointments, designations and nominations and all other rights and interests as trustee, executor, administrator, registrar or transfer agent of stocks and bonds, guardian, assignee, receiver, and in every other fiduciary capacity, in the same manner and to the same extent as such rights of property, franchises and interests were held and enjoyed by each of the Merging Corporations. Any reference to any of the Merging Corporations in any writing, whether executed or taking effect before or after the Merger, shall be deemed a reference to the Surviving Corporation if not inconsistent with the other provisions of such writing.

     2.3 Effectiveness of Prior Corporate Acts and Authorizations. All corporate acts, plans, policies, contracts, approvals and authorizations of each of the Merging Corporations, their respective shareholders, boards of directors, committees (elected or appointed by their boards of directors), officers and agents, which were valid and effective immediately prior to the Effective Date, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to any of the Merging Corporations.


                                   ARTICLE III
                   TERMS OF CONVERSION AND EXCHANGE OF SHARES

     3.1 Treatment of Shares. On the Effective Date, by virtue of the Merger and without any action on the part of the holder of any share of CIBMAC Common Stock or any share of CFSI Common Stock, the following shall occur:

          (a) each share of $1.00 par common stock of CIBMAC issued and outstanding immediately prior to the Effective Date shall be converted into one validly issued, fully-paid and nonassessable share of the common stock of CFSI.

          (b) All validly issued and outstanding shares of CFSI Common Stock on the Effective Date shall be converted, by virtue of the Merger, into such number of shares of the common stock of CIBM, par value $1.00 per share (the "CIBM Common Stock"), and cash as follows:

               (i) For purposes of this Plan of Merger, "CFSI Common Stock Exchange Value" shall mean the per share book value of CFSI Common Stock calculated pursuant to Sections 3.1(c) and (d) of this Plan of Merger multiplied by 1.68, and "CIBM Common Stock Exchange Value" shall mean the per share book value of CIBM Common Stock calculated pursuant to Section 3.1(c) and (d) of this Plan of Merger multiplied by 1.75;

               (ii) the conversion ratio shall be determined by dividing the CFSI Common Stock Exchange Value by the CIBM Common Stock Exchange Value (the "Conversion Ratio");

               (iii) each holder of CFSI Common Stock shall receive shares of CIBM Common Stock equal to the Conversion Ratio multiplied by the total number of shares of CFSI Common Stock owned directly or beneficially by such holder; and

               (iv) each holder of CFSI Common Stock who would otherwise receive a fractional share of CIBM Common Stock will be paid cash in lieu of such fractional share in an amount equal to the fractional share, multiplied by the CIBM Common Stock Exchange Value.

          (c) The per share book value of CFSI and CIBM common stock shall be calculated as of the last day of the month prior to the Closing Date. The per share book values of each CFSI and CIBM shall be calculated by dividing the Base Capital of each CFSI and CIBM (as hereinafter defined) by the number of their respective validly issued and outstanding shares of common stock. Base Capital shall be the capital of CFSI and CIBM, respectively calculated in accordance with generally accepted accounting principles ("GAAP") as of the last day of the month prior to the Closing Date and any adjustments contemplated by Section 3.1(d).

          (d) No more than five (5) business days prior to the Closing Date, there shall commence an investigatory period during which CIBM and CFSI shall have an opportunity to conduct a review of the books and records of each other for the purpose of making the following adjustments to the capital of the other, as the case may be:

               (i) professional fees not yet expensed or paid by CFSI in regard to its Fairness Opinion, other transaction related expenses and any other amounts due or to become due to its attorneys, accountants, advisors, consultants or others related to the Merger shall be deducted from the capital of CFSI;

               (ii) professional fees not yet expensed or paid by CIBM to its attorneys, accountants, advisors, consultants or others related to the Merger shall be deducted from the capital of CIBM;

               (iii) accounting and/or tax adjustments which relate to the termination of the Citrus Bank 401(k) Plan shall be deducted from the capital of CFSI;

               (iv) an amount equal to the total loan charge-offs within CFSI's and the Bank's loan portfolio that would be made under CIBM's lending policies and procedures shall be deducted, to the extent possible, from CFSI's and the Bank's allowance for loan loss, with the remainder deducted from the capital of CFSI;

               (v) following any deduction from CFSI's and the Bank's allowance for loan loss as provided in Section 3.1(d)(iv), an amount equal to the difference between (A) one percent (1.0%) of the total loans of CFSI and the Bank (excluding the charge-off loan amount calculated pursuant Section 3.1(d)(iv)) and (B) the amount of the allowance for loan loss of CFSI and the Bank, both calculated as of the Valuation Date, shall be deducted from the capital of CFSI, provided that the amount calculated pursuant to (A) is greater than the amount calculated pursuant to (B).

               (vi) all other adjustments to be made to the capital of CFSI and CIBM as otherwise set forth in this Agreement.

          (e) Each share of CFSI Common Stock held by CFSI as treasury stock shall be canceled and shall cease to exist, and no consideration shall be paid or delivered in exchange therefore under this Plan of Merger.

          (f) Each issued and outstanding share of CFSI Common Stock, the holders of which have validly asserted dissenters' rights pursuant to Sections
607.1302 and 607.1320 of the FBCA, and shall not have effectively withdrawn or lost such right to receive payment of the fair value of his or her shares of CFSI Common Stock, shall not be converted into or represent a right to receive the consideration specified in subparagraph (b) of this Section 3.1, but the holder thereof shall be entitled only to such rights as are granted by Sections
607.1302 and 607.1320. Each shareholder who becomes entitled, pursuant to the provisions of Sections 607.1302 and 607.1320, to payment for his or her shares of CFSI Common Stock, shall receive payment therefor from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions), and such CFSI Common Stock shall be canceled.

          (g) If any holder of shares of CFSI common stock who asserts dissenters' rights under Sections 607.1302 and 607.1320 shall effectively withdraw or lose (through failure to perfect or otherwise) his or her dissenters' rights, each such share of CFSI Common Stock shall be converted into the right to receive the consideration specified in Section 3.1(b).

          (h) Each holder of an option to acquire CFSI shares of common stock which is vested, outstanding and exercisable pursuant to its terms at the Effective Time, shall be converted into shares of CIBM common stock in an amount equal to the difference between the CFSI Common Stock Exchange Value less the per share exercise price multiplied by a factor in which the numerator is equal to the number of exercisable stock options held by the holder and the denominator is the CIBM Common Stock Exchange Value. CIBM shall pay cash in lieu of fractional shares. As a condition to the receipt of such shares of CIBM common stock and cash in lieu of fractional shares, each option holder shall execute a cancellation agreement in form and substance reasonably satisfactory to CIBM.

          (i) Until surrendered, certificates representing Shares of CFSI Common Stock will represent only the right to receive CIBM Common Stock and the cash consideration hereunder, without interest, and no holder of any such certificates shall have any further rights as a shareholder of CFSI.


                                   ARTICLE IV
              SURRENDER AND PAYMENT FOR SHARES OF CFSI COMMON STOCK

     4.1 Exchange of Shares. As soon as practicable after or prior to the Effective Date, CIBM shall deposit or cause to be deposited with a bank or trust company unaffiliated with CIBM (the "Exchange Agent"), for the benefit of holders of CFSI Common Stock, certificates representing the shares of CIBM Common Stock and cash in lieu of any fractional shares. Promptly after the Effective Date, the Exchange Agent shall send to each shareholder of CFSI (other than a shareholder who has asserted dissenters' rights under Sections 607.1302 and 607.1320) a notice and transmittal form advising such shareholder of the terms of the exchange effected by the Merger and the procedure for surrendering to the Exchange Agent each certificate evidencing CFSI Common Stock (a "CFSI Certificate") in exchange for a certificate or certificates evidencing CIBM Common Stock and cash in lieu of fractional shares, if any, to which such shareholder is entitled under Section 3.1(b) of this Plan of Merger. The notice and transmittal form shall specify that delivery shall be effected, and risk of loss of, and title to, each CFSI Certificate shall pass, only upon delivery of such CFSI Certificate (or of a lost certificate affidavit in a form reasonably acceptable to CIBM) to the Exchange Agent. Upon surrender of each CFSI Certificate to the Exchange Agent for cancellation (or receipt by the Exchange Agent of a lost certificate bond in a form reasonably acceptable to CIBM), together with a duly executed copy of the transmittal form, the Exchange Agent shall promptly distribute to the holder of each CFSI Certificate a certificate or certificates evidencing the number of shares of CIBM Common Stock and cash in lieu of fractional shares, if any, to which the holder of such CFSI Certificate is entitled under Section 3.1(b) of this Plan of Merger, and each CFSI Certificate so surrendered shall forthwith be canceled. All payments of cash shall be made by check drawn to the order of the holder of record or other person specified in the transmittal form in accordance with the requirements thereof.

     4.2 CFSI Certificate Holder Rights. Until a CFSI Certificate is surrendered and exchanged, each such outstanding CFSI Certificate shall for all purposes evidence the right to receive the number of shares of CIBM Common Stock and cash in lieu of fractional shares, if any, to which the holder of such CFSI Certificate is entitled under Section 3.1(b) of this Plan of Merger. Whenever a dividend or other distribution of property is declared by CIBM on CIBM common stock after the Effective Date, the declaration shall include such dividends or other distributions of property on all shares of CIBM common stock issuable under this Plan of Merger but no former shareholder of CFSI will be entitled to receive his or her dividend or other distribution of property until physical exchange of his or her CFSI Certificates pursuant to Articles III and IV of this Plan of Merger shall have been effected. Upon physical exchange of his or her CFSI Certificate, any such person shall be entitled to receive from CIBM an amount equal to all such dividends or distributions of property (without interest thereon and less the amount of taxes, if any, which may have been imposed or paid thereon) declared, and for which the payment has occurred, on the shares of CIBM Common Stock issued in exchange for the shares of CFSI Common Stock evidenced by such CFSI Certificate, subject to any applicable abandoned property or similar laws.

     4.3 Closing CFSI Stock Transfer Book. As of the Effective Date, there shall be no further registration or transfers on the stock transfer books of CFSI of those shares of CFSI Common Stock which were outstanding immediately prior to the Effective Date. If, after the Effective Date, CFSI Certificates representing such shares are presented to CIBM or CIBMAC, such CFSI Certificates shall be canceled and exchanged for certificates representing shares of CIBM Common Stock and any cash in lieu of fractional shares, if any, as provided in this Plan of Merger.

     4.4 CFSI Shareholder Payment Designations. If any certificates representing shares of CIBM Common Stock are to be issued in the name of, or any cash in lieu of fractional shares is to be paid to, a person other than the holder of record of CFSI Certificate surrendered in exchange therefore, it shall be a condition of the payment or issuance thereof that CFSI Certificate so surrendered shall be properly endorsed, accompanied by any documents required to evidence and effect such transfer and otherwise be in proper form for such transfer, and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of such transfer or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

                                    ARTICLE V
                               GENERAL PROVISIONS

     5.1 Post-Plan of Mergers. Each of the Merging Corporations hereby appoints the Surviving Corporation to be its true and lawful attorney for the purpose of taking, in its name, place and stead, any and all actions that the Surviving Corporation deems necessary or advisable to vest in the Surviving Corporation title to all property or rights of each of the Merging Corporations or otherwise to effect the purposes of this Agreement, and each of the Merging Corporations hereby grants to said attorney full power and authority to take all actions necessary to effect those purposes, including the power to execute, in its name, place and stead, such further assignments or assurances in law necessary or advisable to vest in the Surviving Corporation title to all property and rights of each of the Merging Corporations.

     5.2 Termination. This Plan of Merger may be terminated and the Merger abandoned upon termination of the Reorganization Agreement by CIBM or CFSI in accordance with the provisions of Sections 1.5(c) or 7.4 of the Agreement.

     5.3 Amendment. This Plan of Merger may be amended by a written amendment adopted by the Boards of Directors of CIBM, CIBMAC and CFSI, respectively, at any time prior to the filing of Articles of Merger with the Florida Secretary of State, provided that any amendment made to this Plan of Merger subsequent to the time that it is approved by the shareholders of CFSI may not (a) change the amount or kind of shares, securities, cash, property, or rights to be received in exchange for, or on conversion of, CFSI Common Stock in accordance with the Agreement and this Plan of Merger, or (b) change any other terms and conditions of this Plan of Merger if such change would materially and adversely affect CFSI or the holders of CFSI common stock.

     5.4 Captions. The captions in this Agreement are for convenience only and shall not be deemed to explain, limit or amplify any of the provisions hereof.

     5.5 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida. The parties hereby agree and consent to personal jurisdiction and service and venue in any federal or state court in either Palm Beach or Indian River Counties, Florida.


IN WITNESS WHEREOF, each of the Merging Corporations has caused this Plan to be executed by its duly authorized officers and its corporate seal, if any, to be affixed hereto as of the date first above written.


CIBM ACQUISITION CORPORATION                CITRUS FINANCIAL SERVICES, INC.



By:                                          By:
    -------------------------------              -------------------------------
    J. Michael Straka, President
    and Chief Executive Officer                  -------------------------------
                                             Its:
                                                 -------------------------------

                                   [EXHIBIT B]





                              ______________, 2001


CIB Marine Bancshares, Inc.                      Citrus Financial Services, Inc.
Attn:  J. Michael Straka, President and CEO      Attn:  Randy J. Riley
N27 W24025 Paul Court                            1717 Indian River Boulevard,
Pewaukee, WI  53072                              Suite 100
                                                 Vero Beach, FL  32960


     RE: Agreement and Plan of Reorganization, Dated March 6, 2001, among CIB Marine Bancshares, Inc. and Citrus Financial Services, Inc.


Ladies and Gentlemen:

     Reference is made to the Agreement and Plan of Reorganization (the "Agreement") dated as of March 6, 2001, by and among CIB Marine Bancshares, Inc., a Wisconsin corporation ("CIBM") and Citrus Financial Services, Inc., a Florida corporation ("CFSI"), providing for the merger of CFSI with CIBM Acquisition Corp., a wholly owned subsidiary corporation of CIBM organized or to be organized under and by virtue of the laws of the State of Florida (the "Merger"). Under the terms of the Agreement, all of the outstanding shares of common stock of CFSI, $3.15 par value (the "CFSI Common Stock"), will be converted into shares of common stock of CIBM, $1.00 par value (the "CIBM Common Stock") and cash in lieu of fractional shares. The undersigned has been advised that the issuance of shares of CIBM Common Stock to the undersigned in connection with the Merger will be registered with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), on a Registration Statement on Form S-4 and that such registration will not cover any resale or other disposition of CIBM Common Stock.

     The undersigned also has been advised that the undersigned may be deemed to be an affiliate of CIBM within the meaning of Rule 145 of the rules and regulations of the SEC under the Securities Act and that the shares of CIBM Common Stock acquired by the undersigned in connection with the Merger may only be disposed of in conformity with the provisions hereof. The undersigned represents and warrants to and agrees with CIBM and CFSI as follows:

          (a) The undersigned shall not sell, exchange, transfer or otherwise dispose of any shares of CIBM Common Stock received by the undersigned in the Merger except (i) at such time as a registration statement under the Securities Act covering sales of such CIBM Common Stock by the undersigned is effective,
(ii) within the limits, and in accordance with the applicable provisions of, Rule 145 under the Securities Act, or (iii) in a transaction which, in the opinion of counsel for the undersigned or as described in a "no-action" or interpretive letter from the staff of the ("SEC"), in each case satisfactory to CIBM, is not required to be registered under the Securities Act. The undersigned acknowledges and agrees that CIBM is under no obligation to register the sale, transfer or other disposition of such CIBM Common Stock by the undersigned or on his or her behalf, or to take any other action necessary to make an exemption from registration available.

          (b) Notwithstanding the foregoing, the undersigned shall not sell, or in any other way reduce his or her risk relative to, any shares of (i) CFSI Common Stock during the period commencing thirty (30) days prior to the Effective Date of the Merger as defined in the Agreement, or (ii) CIBM Common Stock received by the undersigned in the Merger during the period beginning with the Effective Date of the Merger and ending on the date on which financial results covering at least thirty days of post-Merger combined operations of CFSI and CIBM have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies.

          (c) CIBM shall not be bound by any attempted sale of any shares of CIBM Common Stock by the undersigned, and CIBM's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement.

          (d) There will be placed on the certificate representing the shares of CIBM Common Stock issued to the undersigned in the Merger, or any substitutions therefore, a restrictive legend stating in substance:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF RULE 145(d), PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH SAID RULE AND SECURITIES EXCHANGE COMMISSION ACCOUNTING RELEASES 130 AND 135."

          (e) The provisions of paragraphs (a), (b), (c) and (d) hereof shall also apply to any securities that may be paid as a dividend or otherwise distributed on or with respect to, or issued or delivered in exchange or substitution for, shares of CIBM Common Stock received in the Merger by the undersigned.

          (f) The undersigned does not have any present plan or intention to sell or otherwise dispose of shares of CIBM Common Stock received by the undersigned in the Merger.

          (g) In the event the undersigned will be the owner of at least 5% of the shares of CIBM immediately after the Merger, the undersigned undertakes to give prompt written notice to CIBM, c/o Donald J. Straka, Senior Vice President and General Counsel, if and as soon as, anytime after the date hereof and prior to or on the Effective Date of the Merger, that the undersigned has a plan or intention to sell or otherwise dispose of shares of CIBM Common Stock received by the undersigned in the Merger.

          (h) The undersigned has the capacity to enter into this Letter Agreement and to make the representations, warranties and agreements herein, and to perform the obligations of the undersigned hereunder.

          (i) This Letter Agreement constitutes a valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms. This Letter Agreement shall be binding upon, and enforceable against, administrators, executors, personal representatives, donees, heirs, legatees and devisees of the undersigned, and any pledgee holding as collateral any shares of CIBM Common Stock issued to the undersigned in the Merger, and any such person shall be required to acknowledge in writing the terms of this Letter Agreement.

     CIBM agrees that the stop transfer instructions and legend referred to in paragraphs (c) and (d) hereof will at the request of the undersigned, be promptly removed upon (i) the sale, exchange, transfer or other disposition of the CIBM Common Stock received in the Merger in full compliance with the provisions of this Letter Agreement, or (ii) one year after the effective date of the Merger, provided that, the undersigned is not an affiliate of CIBM and adequate current public information with respect to CIBM is then available, within the meaning of Rule144(c) under the Securities Act. CIBM agrees to publish the financial results referred to in paragraph (b) above no later than the date of filing of the first Quarterly Report on Form 10-Q or Annual Report on Form 10-K that, in the ordinary course, would include financial results for at least a thirty-day period following the effective date of the Merger. CIBM further agrees that, promptly after publication of the financial results referred to in paragraph (b) above, the portion of such legend referencing Accounting Series Releases 130 and 135 shall be removed.

     This Letter Agreement shall terminate concurrently with any termination of the Agreement in accordance with its terms.


Very truly yours,



___________________________________

___________________________________



Agreed to and accepted this ______ day of ___________________, 2001.



CIB MARINE BANCSHARES, INC.                  CITRUS FINANCIAL SERVICES, INC.


By:  ______________________________          By:  ______________________________

Its: ______________________________          Its: ______________________________

                                  [EXHIBIT C-1]

                          SHAREHOLDER VOTING AGREEMENT

This Shareholder Voting Agreement (the "Voting Agreement") is made and entered into this 6th day of March, 2001, by and between the undersigned (the "Shareholder"), CIB MARINE BANCSHARES, INC. ("CIBM") and CITRUS FINANCIAL SERVICES, INC. ("CFSI").

WHEREAS, CIBM and CFSI have, contemporaneously with the execution of this Voting Agreement, entered into an Agreement and Plan of Reorganization, dated as of the date hereof (the "Agreement"), which provides, inter alia, that CIBM Acquisition Corp., a wholly owned subsidiary of CIBM to be organized under and by virtue of the laws of the State of Florida, will be merged with and into CFSI pursuant to the merger contemplated by the Agreement (the "Merger");

WHEREAS, as of the date hereof, Shareholder is an officer and/or director of CFSI and is the beneficial owner (as defined in Rule 13d-3 under the Securities Act of 1934, as amended (the "Exchange Act') of _____ shares of CFSI common stock , $3.15 par value per share; and

WHEREAS, as a condition to the willingness of CIBM to enter into the Agreement, CIBM has requested that Shareholder and CFSI agree, and in order to induce CIBM to enter into the Agreement, the Shareholder and CFSI have agreed, to enter into this Voting Agreement.

NOW, THEREFORE, with the foregoing recitals incorporated herein by this reference, and in consideration of the mutual representations, warranties, covenants, agreements and conditions herein contained, the parties hereto covenant and agree as follows:


                                    ARTICLE I
                                VOTING OF SHARES

     1.1  Agreement to Vote.

          (a)  Shareholder hereby agrees to:

               (i) appear in person or by proxy, at any annual or special meeting of shareholders of CFSI for the purpose of obtaining a quorum;

               (ii) vote, or cause the holder to vote, in person or by proxy, all of the shares of CFSI Common Stock (A) owned by Shareholder; (B) with respect to which Shareholder has or shares voting power; and (C) which shall, or with respect to which voting power shall, hereafter be acquired by the Shareholder (collectively, the "Shares"), in favor of the Merger, the Agreement and the transactions contemplated by the Agreement;

               (iii) vote, or cause the holder to vote, the Shares against any action, proposal or agreement that could reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of CFSI under the Agreement, or which could reasonably be expected to result in any of the conditions to CFSI's obligations under the Agreement not being fulfilled; and

               (iv) vote, or cause the holder to vote, such Shares against:

                    (A) any extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, reorganization, recapitalization or liquidation involving CFSI or any of its subsidiaries; and

                    (B) a sale or transfer of a material amount of the assets of CFSI or any of its subsidiaries (each of the events described in clause (A) above and this clause (B) as an "Alternative Transaction").

          (b) Shareholder acknowledges receipt and review of a copy of the Agreement. Notwithstanding any other provision of this Article I, the provisions of this Article I shall not prohibit or restrain Shareholder from complying with his or her fiduciary obligations as a director or officer of CFSI.

     1.2 No Ownership Interest. Nothing contained in this Voting Agreement shall be deemed to vest in CIBM any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership, and economic benefits of and relating to the Shares shall remain and belong to Shareholder, and CIBM shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of CFSI or exercise any power or authority to direct Shareholder in the voting of any of the Shares, except as otherwise expressly provided herein, or the performance of its duties or responsibilities as a shareholder of CFSI.

     1.3 Evaluation of Investment. Shareholder, by reason of its knowledge and experience in financial and business matters, believes he or she is capable of evaluating the merits and risks of the investment in shares of common stock, par value $1.00 per share, of CIBM ("CIBM Common Stock"), contemplated by the Agreement.

     1.4 Documents Delivered. Shareholder acknowledges receipt of copies of the following documents:

          (a)  Agreement and all exhibits thereto;

          (b)  CIBM's Form 10-K for the fiscal year ended December 31, 1999;

          (c)  CIBM's Proxy Statement dated April 3, 2000; and

          (d)  CIBM's Form 10-Q for the quarter ended September 30, 2000.

     1.5 Investment Purpose. Shareholder hereby represents, warrants, and agrees that he or she is acquiring the shares of CIBM Common Stock pursuant to the Agreement solely for his or her own account, for investment, and not with a view to the distribution or resale thereof.

     1.6 No Inconsistent Agreements. Shareholder hereby covenants and agrees that, except as contemplated by this Agreement and the Agreement, Shareholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Shares which is inconsistent with this Voting Agreement.

                                   ARTICLE II
                            RESTRICTIONS ON TRANSFER

     Shareholder hereby covenants and agrees:

          (a) that Shareholder will not, prior to the termination of this Voting Agreement, either directly or indirectly, offer, agree or otherwise sell, assign, pledge, hypothecate, transfer, exchange or dispose of any Shares or any other securities or rights convertible into or exchangeable for shares of CFSI Common Stock, owned either directly or indirectly by Shareholder or with respect to which Shareholder has the power of disposition, whether now or hereafter acquired, other than pursuant to the Merger, without the prior written consent of CIBM; and

          (b) to the entry of stop transfer instructions with CFSI against the transfer of any Shares without the written consent of CIBM pursuant to clause
(a) above.


                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

     Shareholder hereby represents and warrants to CIBM as follows:

          (a) Shareholder is competent to execute and deliver this Voting Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

          (b) this Voting Agreement has been duly and validly executed and delivered by Shareholder and, assuming the due authorization, execution and delivery by CIBM and CFSI, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except that (i) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect affecting creditors' rights generally and (ii) the availability of the remedy of specific performance, injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefore may be brought;

          (c) the execution and delivery of this Voting Agreement by Shareholder does not, and the performance of this Voting Agreement by Shareholder shall not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Shareholder is a party or by which Shareholder or the Shares [or CFSI Options] are bound or affected, except, in the case of each of the foregoing, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance of Shareholder of its obligations under this Agreement; and

          (d) the Shares held by Shareholder are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Shareholder's voting rights, charges and other encumbrances of any nature whatsoever that restrict or impair the voting rights of Shareholder, and Shareholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares.

                                   ARTICLE IV
                                 MISCELLANEOUS

     4.1 Termination. This Voting Agreement shall terminate upon the earliest to occur of (a) the termination of the Agreement, (b) the Effective Date, or by written agreement of the parties.

     4.2 Enforcement of the Voting Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement were not performed in accordance with its specified terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Voting Agreement and to specific performance of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.

     4.3 Successors and Affiliates. This Voting Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives and assigns. If Shareholder shall acquire ownership of, or voting power with respect to, any additional Shares in any manner, whether by the exercise of or any securities or rights convertible into or exchangeable for shares of CFSI Common Stock, operation of law or otherwise, such Shares shall be held subject to all of the terms and provisions of this Voting Agreement. Without limiting the foregoing, Shareholder specifically agrees that the obligations of Shareholder hereunder shall not be terminated by operation of law, whether by death or incapacity of Shareholder or otherwise.

     4.4 Captions. The captions in this Voting Agreement are for convenience only and shall not be deemed to explain, limit or amplify any of the provisions hereof.

     4.5 Counterparts. This Voting Agreement may be executed in any number of counterparts with the same effect as if the signatures to each counterpart were upon the same instrument.

     4.6 Entire Voting Agreement: Amendment. This Agreement, with its exhibits and the schedules delivered pursuant to it, sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements and communications, whether oral or written. This Voting Agreement may only be modified or amended by an agreement in writing signed by CIBM and CFSI.

     4.8 Waivers. Except as provided in this Voting Agreement, no action taken pursuant to this Voting Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Voting Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     4.9 Severability. In the event that any provisions of this Voting Agreement or any portion thereof shall be finally determined to be unlawful or unenforceable, such provision or portion thereof shall be deemed to be severed from this Voting Agreement, and every other provision, and any portion of a provision that is not invalidated by such determination shall remain in full force and effect. To the extent that a provision is deemed unenforceable by virtue of its scope but may be made enforceable by limitation thereof, such provision shall be enforceable to the fullest extent permitted under the laws and public policies of the State of Wisconsin.

     4.10 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally; (b) the third business day after being deposited in the United States mail registered or certified (return receipt requested); (c) the first business day after being deposited with Federal Express or any other recognized national overnight courier service; or (d) on the business day on which it is sent and received by facsimile, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  If to CIBM or CIBM addressed to:

               J. Michael Straka, President and CEO
               CIB MARINE BANCSHARES, INC.
               N27 W24025 Paul Court
               Pewaukee, WI  53072
               Tel. No. (262) 695-6010
               Fax No. (262) 695-6014

               with a copy to:

               Donald J. Straka, SVP and General Counsel
               CIB MARINE BANCSHARES, INC.
               N27 W24025 Paul Court
               Pewaukee, WI  53072
               Tel. No. (262) 695-6010
               Fax No. (262) 695-6014

               (b)  If to CFSI, addressed to:

               Citrus Financial Services, Inc.
               Randy J. Riley
               1717 Indian River Boulevard, Suite 100
               Vero Beach, FL  32960
               Tel. No. (561) 778-4100
               Fax No. (561) 562-6008

               with a copy to:
               A. George Igler
               Igler & Dougherty
               1501 Park Avenue East
               Tallahassee, FL  32301
               Tel. No. (850) 878-2411
               Fax No. (850) 878-1230

     4.11 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida. The parties hereby agree and consent to personal jurisdiction and service and venue in any federal or state court in either Palm Beach or Indian River Counties, Florida.

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the day and year hereinabove first written.


SHAREHOLDER

___________________________________

Name: _____________________________



CITRUS FINANCIAL SERVICES, INC.


By: _______________________________

Title: ____________________________



CIB MARINE BANCSHARES, INC.


By: _______________________________
       J. Michael Straka
Title: President and CEO

                                  [EXHIBIT C-2]


                          SHAREHOLDER VOTING AGREEMENT

This Shareholder Voting Agreement (the "Voting Agreement") is made and entered into this 6th day of March, 2001, by and between the undersigned (the "Shareholder"), CIB MARINE BANCSHARES, INC. ("CIBM") and CITRUS FINANCIAL SERVICES, INC. ("CFSI").

WHEREAS, CIBM and CFSI have, contemporaneously with the execution of this Voting Agreement, entered into an Agreement and Plan of Reorganization, dated as of the date hereof (the "Agreement"), which provides, inter alia, that CIBM Acquisition Corp., a wholly owned subsidiary of CIBM to be organized under and by virtue of the laws of the State of Florida, will be merged with and into CFSI pursuant to the merger contemplated by the Agreement (the "Merger");

WHEREAS, as of the date hereof, Shareholder is an officer and/or director of CFSI and is the beneficial owner (as defined in Rule 13d-3 under the Securities Act of 1934, as amended (the "Exchange Act') of _____ shares of CFSI common stock , $3.15 par value per share ("CFSI Common Stock") and ____ options to purchase shares of CFSI Common Stock as more fully described in Section 2.2 of the Agreement ("CFSI Options"); and

WHEREAS, as a condition to the willingness of CIBM to enter into the Agreement, CIBM has requested that Shareholder and CFSI agree, and in order to induce CIBM to enter into the Agreement, the Shareholder and CFSI have agreed, to enter into this Voting Agreement.

NOW, THEREFORE, with the foregoing recitals incorporated herein by this reference, and in consideration of the mutual representations, warranties, covenants, agreements and conditions herein contained, the parties hereto covenant and agree as follows:


                                    ARTICLE I
                                VOTING OF SHARES

     1.1  Agreement to Vote.

          (a)  Shareholder hereby agrees to:

               (i) appear in person or by proxy, at any annual or special meeting of shareholders of CFSI for the purpose of obtaining a quorum;

               (ii) vote, or cause the holder to vote, in person or by proxy, all of the shares of CFSI Common Stock (A) owned by Shareholder; (B) with respect to which Shareholder has or shares voting power; and (C) which shall, or with respect to which voting power shall, hereafter be acquired by the Shareholder (collectively, the "Shares"), in favor of the Merger, the Agreement and the transactions contemplated by the Agreement;

               (iii) vote, or cause the holder to vote, the Shares against any action, proposal or agreement that could reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of CFSI under the

Agreement, or which could reasonably be expected to result in any of the conditions to CFSI's obligations under the Agreement not being fulfilled; and

               (iv) vote, or cause the holder to vote, such Shares against:

                    (A) any extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, reorganization, recapitalization or liquidation involving CFSI or any of its subsidiaries; and

                    (B) a sale or transfer of a material amount of the assets of CFSI or any of its subsidiaries (each of the events described in clause (A) above and this clause (B) as an "Alternative Transaction").

          (b) Shareholder acknowledges receipt and review of a copy of the Agreement. Notwithstanding any other provision of this Article I, the provisions of this Article I shall not prohibit or restrain Shareholder from complying with his or her fiduciary obligations as a director or officer of CFSI.

     1.2 No Ownership Interest. Nothing contained in this Voting Agreement shall be deemed to vest in CIBM any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership, and economic benefits of and relating to the Shares and the CFSI Options shall remain and belong to Shareholder, and CIBM shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of CFSI or exercise any power or authority to direct Shareholder in the voting of any of the Shares, except as otherwise expressly provided herein, or the performance of its duties or responsibilities as a shareholder of CFSI.

     1.3 Evaluation of Investment. Shareholder, by reason of its knowledge and experience in financial and business matters, believes he or she is capable of evaluating the merits and risks of the investment in shares of common stock, par value $1.00 per share, of CIBM ("CIBM Common Stock"), contemplated by the Agreement.

     1.4 Documents Delivered. Shareholder acknowledges receipt of copies of the following documents:

          (a)  Agreement and all exhibits thereto;

          (b)  CIBM's Form 10-K for the fiscal year ended December 31, 1999;

          (c)  CIBM's Proxy Statement dated April 3, 2000; and

          (d)  CIBM's Form 10-Q for the quarter ended September 30, 2000.

     1.5 Investment Purpose. Shareholder hereby represents, warrants, and agrees that he or she is acquiring the shares of CIBM Common Stock pursuant to the Agreement solely for his or her own account, for investment, and not with a view to the distribution or resale thereof.

     1.6 No Inconsistent Agreements. Shareholder hereby covenants and agrees that, except as contemplated by this Agreement and the Agreement, Shareholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Shares which is inconsistent with this Voting Agreement.

                                   ARTICLE II
                            RESTRICTIONS ON TRANSFER

     Shareholder hereby covenants and agrees:

          (a) that Shareholder will not, prior to the termination of this Voting Agreement, either directly or indirectly, offer, agree or otherwise sell, assign, pledge, hypothecate, transfer, exchange or dispose of any Shares, the CFSI Options or any other securities or rights convertible into or exchangeable for shares of CFSI Common Stock, owned either directly or indirectly by Shareholder or with respect to which Shareholder has the power of disposition, whether now or hereafter acquired, other than pursuant to the Merger, without the prior written consent of CIBM; and

          (b) to the entry of stop transfer instructions with CFSI against the transfer of any Shares without the written consent of CIBM pursuant to clause
(a) above.


                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

          Shareholder hereby represents and warrants to CIBM as follows:

          (a) Shareholder is competent to execute and deliver this Voting Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

          (b) this Voting Agreement has been duly and validly executed and delivered by Shareholder and, assuming the due authorization, execution and delivery by CIBM and CFSI, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except that (i) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect affecting creditors' rights generally and (ii) the availability of the remedy of specific performance, injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefore may be brought;

          (c) the execution and delivery of this Voting Agreement by Shareholder does not, and the performance of this Voting Agreement by Shareholder shall not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Shareholder is a party or by which Shareholder, the Shares or the CFSI Options are bound or affected, except, in the case of each of the foregoing, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance of Shareholder of its obligations under this Agreement; and

          (d) the Shares held by Shareholder are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Shareholder's voting rights, charges and other encumbrances of any nature whatsoever that restrict or impair the voting rights of Shareholder, and Shareholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares.

                                   ARTICLE IV
                                  MISCELLANEOUS

     4.1 Termination. This Voting Agreement shall terminate upon the earliest to occur of (a) the termination of the Agreement, (b) the Effective Date, or by written agreement of the parties.

     4.2 Enforcement of the Voting Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement were not performed in accordance with its specified terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Voting Agreement and to specific performance of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.

     4.3 Successors and Affiliates. This Voting Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives and assigns. If Shareholder shall acquire ownership of, or voting power with respect to, any additional Shares in any manner, whether by the exercise of any of the CFSI Options or any securities or rights convertible into or exchangeable for shares of CFSI Common Stock, operation of law or otherwise, such Shares shall be held subject to all of the terms and provisions of this Voting Agreement. Without limiting the foregoing, Shareholder specifically agrees that the obligations of Shareholder hereunder shall not be terminated by operation of law, whether by death or incapacity of Shareholder or otherwise.

     4.4 Captions. The captions in this Voting Agreement are for convenience only and shall not be deemed to explain, limit or amplify any of the provisions hereof.

     4.5 Counterparts. This Voting Agreement may be executed in any number of counterparts with the same effect as if the signatures to each counterpart were upon the same instrument.

     4.6 Entire Voting Agreement: Amendment. This Agreement, with its exhibits and the schedules delivered pursuant to it, sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements and communications, whether oral or written. This Voting Agreement may only be modified or amended by an agreement in writing signed by CIBM and CFSI.

     4.8 Waivers. Except as provided in this Voting Agreement, no action taken pursuant to this Voting Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Voting Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     4.9 Severability. In the event that any provisions of this Voting Agreement or any portion thereof shall be finally determined to be unlawful or unenforceable, such provision or portion thereof shall be deemed to be severed from this Voting Agreement, and every other provision, and any portion of a provision that is not invalidated by such determination shall remain in full force and effect. To the extent that a provision is deemed unenforceable by virtue of its scope but may be made enforceable by limitation thereof, such provision shall be enforceable to the fullest extent permitted under the laws and public policies of the State of Wisconsin.

     4.10 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally; (b) the third business day after being deposited in the United States mail registered or certified (return receipt requested); (c) the first business day after being deposited with Federal Express or any other recognized national overnight courier service; or (d) on the business day on which it is sent and received by facsimile, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)  If to CIBM or CIBM addressed to:

               J. Michael Straka, President and CEO
               CIB MARINE BANCSHARES, INC.
               N27 W24025 Paul Court
               Pewaukee, WI  53072
               Tel. No. (262) 695-6010
               Fax No. (262) 695-6014

               with a copy to:
               Donald J. Straka, SVP and General Counsel
               CIB MARINE BANCSHARES, INC.
               N27 W24025 Paul Court
               Pewaukee, WI  53072
               Tel. No. (262) 695-6010
               Fax No. (262) 695-6014

               (b)  If to CFSI, addressed to:

               Citrus Financial Services, Inc.
               Randy J. Riley
               1717 Indian River Boulevard, Suite 100
               Vero Beach, FL  32960
               Tel. No. (561) 778-4100
               Fax No. (561) 562-6008

               with a copy to:
               A. George Igler
               Igler & Dougherty
               1501 Park Avenue East
               Tallahassee, FL  32301
               Tel. No. (850) 878-2411
               Fax No. (850) 878-1230

     4.11 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida. The parties hereby agree and consent to personal jurisdiction and service and venue in any federal or state court in either Palm Beach or Indian River Counties, Florida.

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the day and year hereinabove first written.


SHAREHOLDER


___________________________________


Name: _____________________________



CITRUS FINANCIAL SERVICES, INC.


By: _______________________________

Title: ____________________________



CIB MARINE BANCSHARES, INC.


By: _______________________________
       J. Michael Straka
Title: President and CEO